EXHIBIT 10.12
EXECUTION COPY
AMENDMENT NO. 1 TO CREDIT AGREEMENT
     AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) dated July 30, 2007 and effective as of the Amendment No. 1 Effective Date (as defined below), to the Credit Agreement dated as of January 18, 2007 (as in effect immediately prior to the effectiveness hereof, the “Credit Agreement”) among Fidelity National Information Services, Inc. (the “Company”), certain Subsidiaries of the Company party thereto (each, a “Designated Borrower” and, together with the Company, the “Borrowers” and, each, a “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender.
RECITALS:
     1. The Company has advised the Lenders that the Company intends to undertake the eFunds Merger (as defined below) pursuant to which eFunds will become a wholly owned Subsidiary of the Company and, in connection therewith, the Company intends to borrow Additional Term Loans in an aggregate principal amount of $1,600,000,000.
     2. In connection with the eFunds Merger and related transactions, the Company wishes to amend the Credit Agreement in the manner described herein. The Lenders party hereto and the Administrative Agent are willing to agree to such amendments on and subject to the terms and conditions set forth herein.
     3. The parties hereto therefore agree as follows:
     Section 1. Certain Definitions. Each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, on and after the Amendment No. 1 Effective Date, refer to the Credit Agreement as amended hereby.
     Section 2. Defined Terms.
     (a) Section 1.01 of the Credit Agreement is hereby amended by adding, in appropriate alphabetical order, the following defined terms:

     ”Amendment No. 1” means Amendment No. 1 to Credit Agreement dated July 30, 2007 and effective as of the Amendment No. 1 Effective Date.
     ”Amendment No. 1 Effective Date” means the date on which Amendment No. 1 becomes effective pursuant to Section 15 thereof.
     ”Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.
     ”Cash Management Obligations” has the meaning set forth in the Pledge Agreement.
     ”Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.
     ”Collateral Agent” means JPMCB in its capacity as collateral agent, or any successor collateral agent.
     ”Collateral Documents” means, collectively, the Pledge Agreement and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.
     ”Company Supplemental Agreement” means the Supplemental Agreement dated as of the Amendment No. 1 Effective Date between the Company and the Administrative Agent, substantially in the form of Exhibit K.
     ”eFunds” means eFunds Corporation, a Delaware corporation.
     ”eFunds Bonds” means the 5.39% Senior Guaranteed Notes due September 30, 2012 of eFunds issued pursuant to the Note Purchase Agreement dated as of September 30, 2005 among eFunds and the purchasers party thereto.
     ”eFunds Fee Letter” means the letter agreement, dated June 26, 2007, as amended, among the Company, the Arrangers and certain Affiliates of the Arrangers.
     ”eFunds Merger” means the merger between eFunds and Merger Sub, with eFunds as the surviving entity, all pursuant to the eFunds Merger Agreement.

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     ”eFunds Merger Agreement” means the Agreement and Plan of Merger dated as of June 26, 2007 among the Company, Merger Sub and eFunds.
     ”eFunds Transactions” means the eFunds Merger, the borrowing of Specified Additional Term Loans, any refinancing of any existing indebtedness of eFunds and all related transactions (including the payment of all related fees and expenses).
     ”Excess Cash Flow” means for any fiscal year of the Company, the excess, if any, of:
     (a) the sum, without duplication, of
     (i) Consolidated Net Income for such fiscal year,
     (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income,
     (iii) decreases in Working Capital for such fiscal year, and
     (iv) the aggregate net amount of non-cash loss on the disposition of property by the Company and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income.
     minus
     (b) the sum, without duplication, of
     (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income,
     (ii) Capital Expenditures and Permitted Acquisitions (including any earnout or other payments made with respect to such Permitted Acquisitions) made in cash to the extent not financed with (x) the proceeds of long-term Indebtedness (other than the Obligations) or (y) the proceeds of asset Dispositions and Casualty Events referred to in clause (b)(vi) below for such fiscal year or any prior fiscal year,
     (iii) the aggregate amount of all regularly scheduled principal payments of Indebtedness (including the Term Loans and Capitalized Leases) of the Company and its Subsidiaries made during such fiscal year (other than in respect of any revolving

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credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder),
     (iv) increases in Working Capital for such fiscal year,
     (v) the aggregate net amount of non-cash gain on the disposition of property by the Company and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,
     (vi) proceeds of all Dispositions of assets pursuant to Section 7.05(l)(ii), Section 7.05(q) or Section 7.05(s) and proceeds of all Casualty Events, in each case received in such fiscal year and to the extent included in arriving at such Consolidated Net Income,
     (vii) proceeds received by the Restricted Companies from insurance claims (including, without limitation, with respect to casualty events, business interruption or product recalls) which reimburse prior business expenses, to the extent included in arriving at such Consolidated Net Income,
     (viii) cash payments made in satisfaction of non-current liabilities,
     (ix) cash fees and expenses incurred in connection with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated), and
     (x) cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with the eFunds Merger, any Permitted Acquisition or any other Investment permitted hereunder.
     ”FNIS Notes” means the Company’s 4.75% Notes due 2008 issued pursuant to the Indenture dated September 10, 2003 between the Company and SunTrust Bank, as trustee.
     ”FNIS Notes Obligations” has the meaning specified in the Pledge Agreement.
     ”Guaranteed Obligations” means (a) in respect of the Guarantee by each Borrower set forth in Article 10 of this Agreement, (i) all Obligations of each other Borrower, (ii) all Secured Hedging Obligations of each other Loan Party and (iii) all Cash Management Obligations of each other Loan Party and (b) in respect of the Subsidiary Guaranty of any Subsidiary Guarantor, (i) all Obligations of each other Loan Party, (ii) all

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Secured Hedging Obligations of each other Loan Party and (iii) all Cash Management Obligations of each other Loan Party, in each case of the obligations described in clauses (a) and (b) above, now or hereafter existing (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, indemnities, contract causes of action, costs, expenses or otherwise.
     ”Hedge Agreement” means any Swap Contract permitted under Article 6 or 7 that is entered into by and between the Company or any of its Subsidiaries and any Hedge Bank.
     ”Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender, in its capacity as a party to a Hedge Agreement.
     ”Merger Sub” means Agamemnon Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company.
     ”Perfection Certificate” means a certificate in form satisfactory to the Collateral Agent that provides information relating to Uniform Commercial Code filings of each Loan Party.
     ”Pledge Agreement” means that certain Pledge Agreement, dated as of the Amendment No. 1 Effective Date, among the Loan Parties and the Collateral Agent, substantially in the form of Exhibit L.
     ”Pledge Agreement Supplement” has the meaning specified in the Pledge Agreement.
     ”Secured Hedging Obligations” has the meaning set forth in the Pledge Agreement.
     ”Secured Obligations” has the meaning specified in the Pledge Agreement.
     ”Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the holders of Cash Management Obligations, the holders of FNIS Notes Obligations (so long as the FNIS Notes are outstanding and other than for purposes of Article 10 and the Subsidiary Guaranty), the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02.
     ”Specified Additional Term Loans” means the Additional Term Loans in an aggregate principal amount of $1,600,000,000, the proceeds of which are to be used for the eFunds Transactions.

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     ”Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
     ”Working Capital” means, at any date, the excess of current assets of the Company and its Subsidiaries on such date (excluding cash and Cash Equivalents) over current liabilities of the Company and its Subsidiaries on such date (excluding current liabilities in respect to Indebtedness), all determined on a consolidated basis in accordance with GAAP.
     (b) The definitions of the following terms set forth in Section 1.01 of the Credit Agreement are hereby amended to read in full as follows:
     ”Class” (a) when used with respect to Lenders, refers to whether such Lenders are Term Lenders of any tranche or Revolving Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Term Commitments of any tranche or Revolving Credit Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Term Loans of any tranche or Revolving Credit Loans.
     ”Guarantors” means, collectively, (i) each Guarantor Party and (ii) each Subsidiary Guarantor (with each Subsidiary Guarantor as of the Amendment No. 1 Effective Date listed on Schedule 1.01B).
     ”Loan Documents” means, collectively, (a) this Agreement, (b) the Amendment No. 1, (c) the Company Supplemental Agreement, (d) the Collateral Documents, (e) the Notes, (f) the Guaranty, (g) the Fee Letters, (h) the eFunds Fee Letter, (i) each Letter of Credit Application and (j) each Designated Borrower Request and Assumption Agreement.
     ”Term Facility” means, at any time, with respect to any Class of Term Loans, (a) on or prior to the applicable funding date of such Class of Term Loans, the aggregate amount of the Term Commitments of such Class at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders of such Class outstanding at such time.
     (c) Definition of “Applicable Margin". The definition of “Applicable Margin” set forth in Section 1.01 of the Credit Agreement is hereby amended to replace clauses (a)(i) and (b)(i) thereof with the following: “(i) until the 6-month anniversary of the Amendment No. 1 Effective Date, the percentages per annum set forth below for Pricing Level 4”.

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     (d) Definition of “Consolidated EBITDA”. The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended (i) to insert after the words “cash expenses incurred in connection with the Transaction, the Certegy Merger, the Reorganization” contained in clause (b)(viii) thereof the words “, the eFunds Transactions” and (ii) to insert after the words “any non-cash purchase accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with the Certegy Merger, the Reorganization” contained in clause (b)(xiii) thereof the words “, the eFunds Merger”.
     (e) Definition of “Facility". The definition of “Facility” set forth in Section 1.01 of the Credit Agreement is hereby amended to replace the words “the Term Facility” contained therein with the words “any Term Facility”.
     (f) Definition of “Leverage Ratio”. The definition of “Leverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended to insert, after the words “provided that the amount of Total Indebtedness determined pursuant to clause (a) above at any date shall be reduced” contained in the fourth and fifth lines thereof, the words “(i) by the amount of any outstanding Swing Line Loans or Revolving Credit Loans drawn for the purpose of credit card settlements so long as (x) such Swing Line Loans and Revolving Credit Loans are repaid within three Business Days after the applicable date regarding which the Leverage Ratio is calculated and (y) the Company certifies as to the amount of such Swing Line Loans and Revolving Credit Loans and such repayment in the applicable Compliance Certificate and (ii)”.
     (g) Definition of “Maturity Date”. The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to add the following proviso at the end thereof: “, provided that the “Maturity Date” for any Additional Term Loan under an Additional Term Loan Tranche may be a later date as agreed by the Company and the applicable Lenders providing the additional Term Commitments in accordance with Section 2.16”.
     (h) Definition of “Responsible Officer". The definition of “Responsible Officer” set forth in Section 1.01 of the Credit Agreement is hereby amended to add after the words “Closing Date” the words “or the Amendment No. 1 Effective Date”.
     (i) Definition of “Subsidiary Guaranty”. The definition of “Subsidiary Guaranty” set forth in Section 1.01 of the Credit Agreement is hereby amended to replace the word “Obligations” contained therein with the words “Guaranteed Obligations”.
     (j) Replacement of References to “Lender Parties". The definition of the term “Lender Parties” set forth in Section 1.01 of the Credit Agreement is hereby deleted, and each reference in the Credit Agreement to “Lender Party” and

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“Lender Parties” is hereby amended to refer to “Secured Party” and “Secured Parties, respectively.
     (k) Replacement of Certain References to “Closing Date”. All references to the term “Closing Date” located in the following provisions of the Credit Agreement shall be deemed to be deleted and replaced with the term “Amendment No. 1 Effective Date”: the definitions of “Guarantee” and “Unrestricted Subsidiary” in Section 1.01; and Sections 5.11, 6.14, 7.01(b), 7.02(f), 7.03(c), 7.05(f), 7.05(l) and 7.08(j).
     Section 3. Schedules and Exhibits.
     (a) Schedule 1.01B (Amendment No. 1 Effective Date Guarantors). Schedule 1.01B to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.01B attached to the Company Supplemental Agreement.
     (b) Schedule 1.01D (Unrestricted Subsidiaries). Schedule 1.01D to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.01D attached to the Company Supplemental Agreement.
     (c) Schedule 5.06 (Litigation). Schedule 5.06 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 5.06 attached to the Company Supplemental Agreement.
     (d) Schedule 5.11 (Subsidiaries). Schedule 5.11 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 5.11 attached to the Company Supplemental Agreement.
     (e) Schedule 7.01 (Existing Liens). Schedule 7.01 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 7.01 attached to the Company Supplemental Agreement.
     (f) Schedule 7.02 (Existing Investments). Schedule 7.02 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 7.02 attached to the Company Supplemental Agreement.
     (g) Schedule 7.03 (Existing Indebtedness). Schedule 7.03 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 7.03 attached to the Company Supplemental Agreement.
     (h) Schedule 7.08 (Transactions with Affiliates). Schedule 7.08 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 7.08 attached to the Company Supplemental Agreement.
     (i) Schedule 7.09 (Existing Restrictions). Schedule 7.09 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 7.09 attached to the Company Supplemental Agreement.

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     (j) Exhibit E (Compliance Certificate). Exhibit E to the Credit Agreement is hereby deleted in its entirety and replaced with the exhibit attached hereto as Exhibit E.
     (k) Exhibit G (Subsidiary Guaranty). Exhibit G to the Credit Agreement is hereby deleted in its entirety and replaced with the exhibit attached hereto as Exhibit G.
     (l) Exhibit K (Company Supplemental Agreement). The exhibit that is attached hereto as Exhibit K is hereby added as Exhibit K to the Credit Agreement.
     (m) Exhibit L (Pledge Agreement). The exhibit that is attached hereto as Exhibit L is hereby attached as Exhibit L to the Credit Agreement.
Section 4. Amendment to Article 2.
     (a) Mandatory Prepayments.
     (i) Section 2.06(b) of the Credit Agreement is hereby amended by renumbering clauses (iii), (iv) and (v) thereof as clauses (iv), (v) and (vi), respectively, and adding a new clause (iii) thereto that reads in full as follows:
     ”(iii) Within ten Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to (A) 50% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the first full fiscal year ended after the Amendment No. 1 Effective Date) minus (B) the sum of (1) the amount of any prepayments of the Term Loans made pursuant to Section 2.06(a) during the fiscal year covered by such financial statements and (2) solely to the extent the Revolving Credit Commitments are reduced pursuant to Section 2.07(a) in connection therewith (and solely to the extent of the amount of such reduction), the amount of any prepayments of the Revolving Credit Loans made pursuant to Section 2.06(a) during the fiscal year covered by such financial statements; provided that such percentage shall be reduced to (x) 25% if the Leverage Ratio as of the end of such fiscal year was equal to or less than 3.50:1 and greater than 3.00:1 and (y) 0% if (I) the Leverage Ratio as of the end of such fiscal year was equal to or less than 3.00:1 or (II) the Excess Cash Flow for such year was less than $10,000,000.”

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     (ii) The first sentence of the renumbered clause (iv) of Section 2.06(b) is hereby amended to read in full as follows: “Each prepayment of Term Loans pursuant to this Section 2.06(b) shall be applied ratably to each Class of the Term Loans and in direct order of maturities to the principal repayment installments of the Term Loans that are due after the date of such prepayment.”
     (iii) The renumbered clause (v) of Section 2.06(b) is hereby amended to replace the words “pursuant to clauses (i) and (ii) of this Section 2.06(b)” contained in the second and third lines thereof with the words “pursuant to clauses (i), (ii) and (iii) of this Section 2.06(b)”.
     (iv) The renumbered clause (vi) of Section 2.06(b) is hereby amended to replace the words “for purposes of this Section 2.06(b)(v)” contained in the 12th and 13th lines thereof with the words “for purposes of this Section 2.06(b)(vi)”.
     (b) Repayment of Loans. Section 2.08(a) of the Credit Agreement is hereby amended by replacing the word “Section 2.06(b)(iii)” contained in the fifth line thereof with the word “Section 2.06(b)(iv)”.
     (c) Increase in Commitments.
     (i) Section 2.16(a) of the Credit Agreement is hereby amended by replacing the words “shall not exceed $600,000,000” contained in the sixth line thereof with the words “shall not exceed $2,100,000,000”.
     (ii) Section 2.16(f)(i) of the Credit Agreement is hereby amended to delete the parenthetical clause contained in the sixth through eighth lines thereof and replace it in its entirety with the following parenthetical clause: “(except that the interest rate, amortization payment amounts and maturity date applicable to any Additional Term Loan under an Additional Term Loan Tranche may be as agreed by the Company and the applicable Lenders providing the additional Term Commitments, provided that such amortization payment amounts and maturity date shall be in accordance with the requirements of Section 2.16(b))”.
     Section 5. Amendments to Conditions Precedent.
     (a) Conditions to All Credit Extensions.
     (i) Section 4.02(a) of the Credit Agreement is amended hereby to add the following proviso at the end thereof:
”; provided that the only representations involving eFunds and its Subsidiaries, the making of which shall be a condition to the Loans made on Amendment No. 1 Effective Date, shall be (A) the

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representations and warranties made by or with respect to eFunds or its Subsidiaries in the eFunds Merger Agreement as are material to the interests of Lenders, but only to the extent that the Company has the right to terminate its obligations under the eFunds Merger Agreement as a result of a breach of such representations and warranties in the eFunds Merger Agreement and (B) the representations and warranties set forth in Sections 5.02 (other than clause (c)(ii) thereof), 5.04, 5.12 and 5.15 of this Agreement.”
     (ii) Section 4.02(b) of the Credit Agreement is hereby amended to read in full as follows:
     ”(b) Subject to clause (a) above in the case of the Loans made on the Amendment No. 1 Effective Date, no Default shall exist, or would result from such Credit Extension or from the application of the proceeds therefrom.”
     Section 6. Amendments to Representations and Warranties.
     (a) Governmental Authorization; Other Consents. Section 5.03 of the Credit Agreement is hereby amended to read in full as follows:1
     “Section 5.03. Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required to be made or obtained by any Loan Party in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force, (iii) those approvals, consents, exemptions, authorizations, actions, notices or filings described in the Pledge Agreement and (iv) those approvals, consents, exemptions, authorizations, actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.”

[1]	The additional language is italicized for ease of reference only.

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     (b) No Material Adverse Effect. Section 5.05(b) of the Credit Agreement is hereby amended to replace the date “December 31, 2005” contained therein with the date “December 31, 2006”.
     (c) Perfection. Article 5 of the Credit Agreement is hereby amended by adding a new Section 5.15 thereto that reads in full as follows:
     “Section 5.15. Perfection, Etc. All filings and other actions necessary to perfect and protect the Liens in the Collateral created under and in the manner contemplated by the Collateral Documents have been duly made or taken or otherwise provided for in the manner reasonably requested by the Administrative Agent and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations, subject to Liens permitted by Section 7.01. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.”
     Section 7. Amendments to Affirmative Covenants.
     (a) Certificates; Other Information. Section 6.02(a) of the Credit Agreement is hereby amended to replace the words “no later than five days” contained in the first line thereof with the words “no later than five Business Days”.
     (b) Use of Proceeds. Section 6.11 of the Credit Agreement is hereby amended to redesignate clause (iii) thereof as clause (iv) and to add immediately prior to such redesignated clause (iv) a new clause (iii) reading as follows: “, (iii) to finance the eFunds Merger and the other eFunds Transactions”.
     (c) Covenant to Guarantee Guaranteed Obligations and Give Security. Section 6.12 of the Credit Agreement is hereby amended to read in full as follows:
     "Section 6.12. Covenant to Guarantee Guaranteed Obligations and Give Security. (a) Cause the following Restricted Subsidiaries to guarantee the Guaranteed Obligations (each a “Subsidiary Guarantor”): such Restricted Subsidiaries as shall constitute (x) at least 95% of the Consolidated EBITDA of the Company and its Domestic Subsidiaries (excluding, for the purposes of such calculation, (1) all Unrestricted Subsidiaries, but including any Subsidiaries that were, at one time, designated as Unrestricted Subsidiaries, but have been redesignated as Restricted Subsidiaries pursuant to Section 6.14 and (2) all Prohibited Restricted Subsidiaries described in the following sentence for so long as the relevant Indebtedness remains outstanding) for the four fiscal quarters

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most recently ended for which financial statements have been delivered pursuant to Section 6.01 and (y) at least 95% of the Total Assets of the Company and its Domestic Subsidiaries (excluding, for the purposes of such calculation, (1) all Unrestricted Subsidiaries, but including any Subsidiaries that were, at one time, designated as Unrestricted Subsidiaries, but have been redesignated as Restricted Subsidiaries pursuant to Section 6.14 and (2) all Prohibited Restricted Subsidiaries described in the following sentence for so long as the relevant Indebtedness remains outstanding) as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 6.01. Notwithstanding the foregoing, (i) any Restricted Subsidiary that is a guarantor of any Permitted Subordinated Indebtedness shall also be required to be a Subsidiary Guarantor, (ii) no Subsidiary shall be required to be a Subsidiary Guarantor if such Subsidiary is a Foreign Subsidiary or a Domestic Subsidiary of a Foreign Subsidiary and (iii) no Restricted Subsidiary that is prohibited from guaranteeing the Guaranteed Obligations pursuant to documents governing any Indebtedness assumed in connection with a Permitted Acquisition and not incurred in contemplation thereof (each, a “Prohibited Restricted Subsidiary”) shall be required to become a Subsidiary Guarantor for so long as such Indebtedness remains outstanding.
     (b) At the end of each fiscal quarter of the Company, the Company shall determine whether any Restricted Companies that are not currently Subsidiary Guarantors shall be required, pursuant to the provisions of Section 6.12(a) to become Subsidiary Guarantors and, within 60 days after the end of such fiscal quarter (or such longer period as the Administrative Agent may agree in its reasonable discretion), will at the Company’s expense:
     (i) Cause any new Subsidiary Guarantors (each, an “Additional Guarantor”) to duly execute and deliver to the Administrative Agent a guaranty substantially in the form of Exhibit G (either directly or via a guaranty supplement) or such other form of guaranty or guaranty supplement to guarantee the Guaranteed Obligations in form and substance reasonably satisfactory to the Administrative Agent and the Company, it being understood and agreed that each Subsidiary that is required to be a Subsidiary Guarantor on the Closing Date shall duly execute and deliver to the Administrative Agent a Subsidiary Guaranty on the Closing Date; provided that in connection with any acquisition of any Restricted Company, if any Subsidiary that is not already a Subsidiary Guarantor shall be required, pursuant to the provisions of Section 6.12(a) to become a Subsidiary Guarantor, the Company shall, in each case at the Company’s expense and within 30 days of

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being so required, cause such Subsidiary to duly execute and deliver to the Administrative Agent a Subsidiary Guaranty;
     (ii) Cause such Additional Guarantor to duly execute and deliver to the Administrative Agent a Pledge Agreement Supplement, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Pledge Agreement and other security documents in effect on the Amendment No. 1 Effective Date), granting a Lien in substantially all of the Equity Interests directly held by such Restricted Subsidiary, in each case securing the Secured Obligations of such Additional Guarantor; provided that (A) no more than 65% of the voting Equity Interests of any Foreign Subsidiary that are held directly by a Loan Party shall be required to be pledged to support the Secured Obligations (except to the extent such Equity Interests are pledged to support obligations under any Permitted Subordinated Indebtedness); (B) no Equity Interests of any Restricted Subsidiary which have been pledged to secure Indebtedness of such Additional Guarantor assumed in connection with a Permitted Acquisition that is secured by a Lien permitted by Section 7.01(p) shall be required to be pledged, but only for so long as such Lien is in effect; (C) no Equity Interests of any Foreign Subsidiary that are held directly by a Foreign Subsidiary shall be required to be pledged to support the Secured Obligations (except to the extent such Equity Interests are pledged to support obligations under any Permitted Subordinated Indebtedness); (D) Equity Interests in any Joint Venture which cannot be pledged without the consent of any third party (and which such consent has not been obtained) shall not be required to be pledged to support the Secured Obligations to the extent such restriction is enforceable; and (E) Equity Interests of a Restricted Subsidiary shall not be required to be pledged to support the Secured Obligations if the Administrative Agent reasonably determines that the costs of obtaining the security interest in such Equity Interests are unreasonably excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby;
     (iii) Cause such Additional Guarantor to deliver, to the extent required to be pledged hereunder or under the Collateral Documents, any and all certificates representing Equity Interests owned by such Restricted Subsidiary accompanied by undated stock powers or other appropriate instruments of transfer executed in blank; and
     (iv) Take and cause such Additional Guarantor to take whatever action (including the filing of Uniform Commercial Code financing statements, and delivery of stock and membership

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interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Pledge Agreement Supplements and other security documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms.
     (c) (i) So long as the eFunds Bonds remain outstanding, no Equity Interests of any Subsidiary of eFunds shall be pledged to support the Secured Obligations and (ii) so long as the FNIS Notes remain outstanding, no Equity Interests of any Subsidiary of the Company shall be pledged to support the Secured Obligations to the extent that grant of a Lien on the same would result in triggering additional financial reporting requirements under Rule 3-16 of Regulation S-X under the 1934 Act upon securing the FNIS Notes (as contemplated by Section 4.04 of the indenture governing the FNIS Notes, as in effect on the Amendment No. 1 Effective Date); provided that, within 30 days, or such longer period as the Administrative Agent may agree in its reasonable discretion, after all such bonds or notes cease to be outstanding or any such Person ceases to be so classified and restricted, the Borrowers shall cause each such Person that is a Guarantor to comply with Section 6.12(b).
     (d) Within 45 days after the reasonable request therefor by the Administrative Agent, or such longer period as the Administrative Agent may agree in its reasonable discretion, the Borrowers shall, at the Borrowers’ expense, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in Section 6.12(b) in respect of foreign Equity Interests as the Administrative Agent may reasonably request.
     (e) Notwithstanding anything to the contrary in this Agreement, to the extent that the Company shall determine at any time that certain Restricted Subsidiaries that are not required to be Subsidiary Guarantors pursuant to the provisions of Section 6.12(a) above are parties to a Subsidiary Guaranty and/or a Pledge Agreement, the Company shall be entitled to give notice to that effect to the Administrative Agent whereupon such Restricted Subsidiaries shall no longer be deemed to be Subsidiary Guarantors and the Administrative Agent shall promptly release each such Restricted Subsidiary from its Subsidiary Guaranty and any applicable Pledge Agreement (and release any liens granted on any Collateral of such Restricted Subsidiary).
     (d) Further Assurances. Section 6.13 of the Credit Agreement is hereby amended to read in full as follows:

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     "Section 6.13. Further Assurances. Promptly upon reasonable request by the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.”
     (e) Designation of Subsidiaries. Section 6.14 of the Credit Agreement is hereby amended (i) to replace the words “a Joint Venture in existence on the Closing Date that thereafter becomes a Subsidiary (an “Excluded Unrestricted Subsidiary”)” contained in the third through fifth lines thereof, with the words “(x) a Joint Venture in existence on the Amendment No. 1 Effective Date that thereafter becomes a Subsidiary or (y) a Securitization Vehicle (each, an “Excluded Unrestricted Subsidiary”)” and (ii) to replace the words “designation of any Subsidiary as an Unrestricted Subsidiary” contained in the second sentence thereof with the words “designation of any Subsidiary (other than a Securitization Vehicle) as an Unrestricted Subsidiary”.
     Section 8. Amendment to Negative Covenants.
     (a) Liens.
     (i) Section 7.01(b) of the Credit Agreement is hereby amended to replace the words “Liens existing on the Closing Date” contained in the first line thereof with the words “Liens existing on the Amendment No. 1 Effective Date”.
     (ii) Section 7.01 of the Credit Agreement is hereby amended to add a new sentence at the end of such section that reads in full as follows:
“Without limitation of the foregoing, in no event shall the Company or any of its Restricted Subsidiaries create, incur, assume or suffer to exist any Lien upon any of the Equity Interests in eFunds or any of its Subsidiaries (other than under the Loan Documents) so long as the eFunds Bonds are outstanding.”
     (b) Investments.
     Section 7.02(n) of the Credit Agreement is hereby amended (x) to insert after the words “the book value of the assets of an Unrestricted Subsidiary” contained in the second and third lines thereof and after the words “the book value of all Unrestricted Subsidiaries” contained in the seventh and eighth lines thereof, the words “other than any Securitization Vehicle”; and (y) to insert after the words “not to exceed” contained in the

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ninth and tenth lines thereof, the phrase “for all Unrestricted Subsidiaries (other than Securitization Vehicles)”.
(c) Indebtedness.
     The proviso at the end of Section 7.03 of the Credit Agreement is hereby amended to read in its entirety as follows: “provided that at the time of incurrence or assumption of any Specified Debt described below, after giving effect to such Specified Debt, the aggregate principal amount of all Specified Debt shall not exceed the greater of $500,000,000 and 15% of Consolidated Shareholders’ Equity. For purposes hereof, “Specified Debt” means, without duplication, (A) any Indebtedness of a Loan Party that is secured by Liens permitted to exist in reliance on any of clauses (n), (p) or (w) of Section 7.01 and (B) (1) any Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted to exist in reliance on any of clauses (g), (h), (w)(i) (but only if the Liens securing such Indebtedness are permitted to exist in reliance on any of clauses (n), (p) or (w) of Section 7.01) or (x) of this Section 7.03 (the “Excluded Debt”) and (2) any Guarantee of Excluded Debt permitted by this Section 7.03.”
     (d) Dispositions. Section 7.05(f) of the Credit Agreement is hereby amended by replacing the words “shall not exceed $50,00,000” contained in the second and third lines thereof with the words “shall not exceed $100,000,000”.
     (e) Burdensome Agreements. Section 7.09 of the Credit Agreement is hereby amended by replacing the words “exist on the date hereof” contained in clause (i)(x) to the proviso thereto with the words “exist on the Amendment No. 1 Effective Date”.
     (f) Financial Covenants. The table set forth in Section 7.10(a) is hereby amended to read in full as follows:

Period Ending Date	Leverage Ratio
December 31, 2006 through December 31, 2008	4.0:1.0
March 31, 2009 through December 31, 2009	3.5:1.0
March 31, 2010 and thereafter	3.25:1.0
     Section 9. Amendments to Events of Default and Remedies.
     (a) Events of Default. Section 8.01 of the Credit Agreement is hereby amended by replacing the period at the end of clause (j) thereof with “; or” and adding a new clause (k) thereof that reads in full as follows:

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     ”(k) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 15(a) of Amendment No. 1 or Section 6.12 hereof shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.05) cease to create a valid and perfected first priority Lien on and security interest in any material portion of the Collateral, subject to Liens permitted under Section 7.01, or any Loan Party shall assert in writing such invalidity or lack of perfection or priority (other than in an informational notice delivered to the Administrative Agent), except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates or other possessory collateral actually delivered to it representing securities or other collateral pledged under the Collateral Documents or to file Uniform Commercial Code financing statements, continuation statements or equivalent filings.”
     Section 10. Amendments to Agent Provisions.
     (a) Appointment and Authorization of Agents. Section 9.01 of the Credit Agreement is hereby amended by adding a new clause (c) thereto that reads in full as follows:
     ”(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.”
     (b) Delegation of Duties. Section 9.02 of the Credit Agreement is hereby amended by inserting the following parenthetical clause after the words “duties under this Agreement or any other Loan Document” contained therein: “(including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder)”.

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     (c) Liability of Agents. Section 9.03 of the Credit Agreement is hereby amended by inserting the following clause after the words “or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document,” contained in 9th through 11th lines thereof: “or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents,”.
     (d) Successor Agents. The 6th and 7th sentences of Section 9.09 of the Credit Agreement is hereby amended to read in full as follows:
     “If no successor agent has accepted appointment as the Administrative Agent by the date which is 30 days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above; provided that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or an L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.”
     (e) Collateral and Guaranty Matters. Section 9.11 of the Credit Agreement is amended to read in full as follows:
     “Section 9.11. Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent:
     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than (A) Secured Hedging Obligations, (B) Cash Management Obligations, (C) FNIS Notes Obligations and (D) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (or provision therefor in full in a manner reasonably satisfactory to each L/C Issuer), (ii) that is sold or to be sold as part of or in connection with any sale permitted

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hereunder or under any other Loan Document to any Person other than a Loan Party, (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders, or (iv) owned by a Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (b) below; and
     (b) to release any Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Permitted Subordinated Indebtedness unless and until such Guarantor is (or is being simultaneously) released from its guarantee with respect to such Permitted Subordinated Indebtedness.
     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Loan Documents pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.11.”
     (f) Appointment of Supplemental Administrative Agents. Section 9.13 of the Credit Agreement is hereby amended by renumbering subsection (b) thereof as subsection (c) and inserting a new subsection (b) that reads in full as follows:
     ”(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article

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9 and of Section 9.07 (obligating the Borrowers to pay the Administrative Agent’s expenses and to indemnify the Administrative Agent) that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.”
     Section 11. Amendments to Guaranty.
     (a) Guaranty. The first sentence of Section 10.01 of the Credit Agreement is hereby amended to read in its entirety as follows:
“Each Borrower (other than a Designated Borrower that is a Foreign Subsidiary) hereby guarantees the punctual payment when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all of its Guaranteed Obligations (each Borrower in its capacity as guarantor under this Article 10, a “Guarantor Party”).”
     (b) Guaranty Absolute. Section 10.03 of the Credit Agreement is hereby amended (i) to renumber clauses (d), (e), (f) and (g) thereof as clauses (e), (f), (g) and (h), respectively, (ii) to replace clause (c) thereof with the following clause (c) and (iii) to insert a new clause (d) that reads in full as follows:
     ”(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of its Guaranteed Obligations;
     (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of its Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of its Guaranteed Obligations or any other Secured Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;”.
     (c) Waiver and Acknowledgments.
     (i) Section 10.04(a) of the Credit Agreement is hereby amended to replace the clause “any requirement that any Lender Party exhaust any right or take any action against any Loan Party or any other Person” contained at the end thereof with the following clause: “any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral”.

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     (ii) Section 10.04(c) of the Credit Agreement is hereby amended to insert after the words “to proceed against any of the other Loan Parties, any other guarantor or any other Person” contained in the fifth and sixth lines therein the words “or any Collateral”.
     (d) Subrogation. Section 10.05 of the Credit Agreement is hereby amended by (i) adding after the words “against any other Loan Party or any other insider guarantor” contained in the 8th line of the first sentence thereof the words “or any Collateral” and (ii) adding the following clause at the end of the second sentence thereof: “, or to be held as Collateral for any of such Guarantor Party’s Guaranteed Obligations or other amounts payable by it under this Article 10 thereafter arising”.
     Section 12. Amendments to Miscellaneous Provisions.
     (a) Amendments, Etc.
     (i) Clause (ii)(B) to the first proviso to Section 11.01(a) of the Credit Agreement is hereby amended to read in full as follows:
     ”(B) release all or substantially all of the Collateral in any transaction or series of related transactions, or release all or substantially all of the value of the Guaranty”.
     (ii) The second proviso to Section 11.01(a) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (4) thereto, (ii) renumbering clause (5) thereto as clause (6) and inserting after the words “the Fee Letters” contained in such clause (6) the words “and the eFunds Fee Letter” and (iii) inserting a new clause (5) that reads in full as follows:
     ”(5) no amendment, waiver or consent shall alter the allocation of payments set forth in Section 2.06(b)(iv) between the Classes of Term Loans without the consent of Lenders having more than 50% of the outstanding principal amount of each Class of Term Loans affected thereby, voting as separate classes; and”.
     (iii) Section 11.01(e) of the Credit Agreement is hereby amended to insert the words “of any Class” after the words “to permit the refinancing of all outstanding Term Loans” contained in the third and fourth lines thereof.
     (iv) Section 11.01(f) of the Credit Agreement is hereby amended (i) to replace the words “by one or more Lenders (the “Consenting Lenders”)” contained in the fourth line thereof with the words “by the Required Lenders” and (ii) to replace all other references to

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“Consenting Lenders” contained therein with the words “Required Lenders”.
     (v) Section 11.04 of the Credit Agreement is hereby amended to insert the following sentence after the end of the first sentence thereof:
“The foregoing costs and expenses shall include all search and filing charges relevant to the Collateral and fees and taxes related thereto, and the related reasonable out-of-pocket expenses incurred by any Agent.”
     (vi) Section 11.07(d)(i) of the Credit Agreement is hereby amended to replace the dollar amount “$10,000,000” contained therein with the dollar amount “$1,000,000”.
     (vii) Section 11.07(f) of the Credit Agreement is hereby amended to insert after the words “any amendment, waiver or other modification described in Section 11.01(a)(i)” contained in 13th and 14th lines thereof the words “or Section 11.01(a)(ii)”.
     Section 13. Amendment of Subsidiary Guaranty. The parties hereto agree that the Subsidiary Guaranty dated as of January 18, 2007 shall be amended to reflect the terms set forth in the form of Subsidiary Guaranty attached hereto as Exhibit G (such amendment being referred to herein as the "Subsidiary Guaranty Amendment”).
     Section 14. Representations and Warranties. The Company, as a Borrower under the Credit Agreement, hereby represents and warrants to the Agents and the Lenders as follows:
     (a) Authorization; No Contravention. The execution, delivery and performance by the Company of this Amendment are (a) within the Company’s corporate or other powers, (b) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (c) do not and will not (i) contravene the terms of any of the Company’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under any (A) documentation governing any Permitted Subordinated Indebtedness, (B) any other Contractual Obligation to which the Company is a party or affecting the Company or the properties of the Company or any of its Subsidiaries or (C) any order, injunction, writ or decree, of or with any Governmental Authority or any arbitral award to which the Company or its property is subject; or (iii) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

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     (b) Binding Effect. This Amendment has been duly executed and delivered by the Company. This Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.
     Section 15. Conditions To Effectiveness of Amendment. This Amendment shall become effective upon the satisfaction of the following conditions (the “Amendment No. 1 Effective Date”):
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals, or electronic copies or facsimiles followed promptly by originals (unless otherwise specified), each properly executed by a Responsible Officer of the applicable Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent:
     (i) executed counterparts of this Amendment from the Company and the Required Lenders;
     (ii) a guaranty substantially in the form of Exhibit G (either directly or via a guaranty supplement) or such other form of guaranty or guaranty supplement to guarantee the Guaranteed Obligations in form and substance reasonably satisfactory to the Administrative Agent and the Company, duly executed by eFunds, it being agreed that for so long as the eFunds Bonds are outstanding, eFunds shall guarantee such obligations only up to an amount that is permitted by the indenture governing the eFunds Bonds;
     (iii) executed counterparts of the Subsidiary Guaranty Amendment and the Company Supplemental Agreement (together with all schedules contemplated thereby, which schedules shall be reasonably satisfactory to the Administrative Agent);
     (iv) the Pledge Agreement, duly executed by each Loan Party together with:
     (A) certificates representing any certificated Pledged Equity referred to therein accompanied by undated stock powers executed in blank,
     (B) a completed Perfection Certificate in the form attached hereto as Annex B dated the Amendment No. 1 Effective Date and executed by a Responsible Officer of each Loan Party (or such other form as may be reasonably acceptable to the Administrative Agent); and

24

     (C) evidence reasonably satisfactory to the Administrative Agent that the Liens (if any) indicated on a lien search with respect to each Loan Party in the jurisdiction where such Loan Party is located (within the meaning of Section 9-307 of the Uniform Commercial Code as in effect in the State of New York) either (1) with respect to the Company and its subsidiaries existing prior to the time of the eFunds Merger, are permitted by Section 7.01 or (2) with respect to eFunds and its subsidiaries existing at the time of the eFunds Merger, are disclosed on the schedules to the eFunds Merger Agreement or are otherwise permitted to exist by the eFunds Merger Agreement without giving the Company the right to refuse to close on the eFunds Merger as a result of the existence of such Liens;
     (v) evidence (in form reasonably satisfactory to the Administrative Agent) of the identity, authority and capacity of each Responsible Officer of each Loan Party executing this Amendment, the Subsidiary Guaranty Amendment or Subsidiary Guaranty, the Company Supplemental Agreement or any Collateral Document on the Amendment No. 1 Effective Date;
     (vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;
     (vii) opinions of counsel to the Company addressed to each Agent and each Lender providing legal opinions substantially similar to those set forth on Annex C hereto (with standard exceptions and qualifications reasonably acceptable to the Administrative Agent);
     (viii) a certificate signed by a Responsible Officer of the Company certifying as to the satisfaction of the conditions set forth in Section 15(f) and (g) of this Amendment;
     (ix) a certificate attesting to the Solvency of the Company and the Restricted Subsidiaries (taken as a whole) after giving effect to the eFunds Transactions, this Amendment and each of the other transactions contemplated to occur on the Amendment No. 1 Effective Date from the chief financial officer, treasurer or assistant treasurer of the Company; and
     (x) copies (certified to be true and complete by the Company) of any amendments to the eFunds Merger Agreement and the disclosure schedules thereto.
     (b) All fees and expenses required to be paid on or before the Amendment No. 1 Effective Date shall have been paid in full in cash.

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     (c) The eFunds Merger Agreement and any material agreement relating thereto shall not have been altered, amended or otherwise changed or supplemented in a manner material and adverse to the Lenders or any condition therein waived in a manner material and adverse to the Lenders, in each case without the consent of the Arrangers (which shall not be unreasonably withheld or delayed). The eFunds Merger shall have been consummated, or substantially concurrently consummated, in accordance with the terms of the eFunds Merger Agreement.
     (d) There shall not have occurred between December 31, 2006 and the Amendment No. 1 Effective Date any event, occurrence, change, state of circumstances or condition which, individually or in the aggregate has had or is reasonably likely to have a “Material Adverse Effect” (as defined in the eFunds Merger Agreement and set forth for ease of reference in the annex attached hereto as Annex A).
     (e) The Lenders shall have received (i) audited consolidated financial statements of eFunds for the fiscal year ended December 31, 2006 and (ii) such financial information for periods ending after December 31, 2006 as shall be publicly available prior to the Amendment No. 1 Effective Date (or as may be otherwise delivered to the Company pursuant to the eFunds Merger Agreement). The Lenders shall have received pro forma consolidated financial statements as to the Company and its Subsidiaries, and forecasts of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Amendment No. 1 Effective Date and on an annual basis for each year thereafter until the Maturity Date.
     (f) The representations and warranties of the Company contained in Section 14 of this Amendment and the representations and warranties of the Company and each other Borrower contained in Article 5 of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that the only representations involving eFunds and its Subsidiaries, the making of which shall be a condition to the effectiveness of this Amendment, shall be (A) the representations and warranties made by or with respect to eFunds or its Subsidiaries in the eFunds Merger Agreement as are material to the interests of Lenders, but only to the extent that the Company has the right to terminate its obligations under the eFunds Merger Agreement as a result of a breach of such representations and warranties in the eFunds Merger Agreement and (B) the representations and warranties set forth in Sections 5.02 (other than clause (c)(ii) thereof), 5.04, 5.12 and 5.15 of the Credit Agreement (as amended by this Amendment).

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     (g) Subject to clause (f) above, no Default shall exist with respect to the Company and its Subsidiaries at the time of, or after giving effect to, the eFunds Transactions and this Amendment.
     Section 16. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[The remainder of this page is intentionally blank.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
By:	/s/ Jennifer F. Alvarado
	Name:	Jennifer F. Alvarado
	Title:	Vice President and Assistant Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender
By:	/s/ Robert Anastasio
	Name:	Robert Anastasio
	Title:	Vice President

Name of Lender:
By:
Name:
Title:

ANNEX A
Definition of “Material Adverse Effect” in eFunds Merger Agreement
     "Material Adverse Effect” means any material adverse change in or effect on the business, financial condition, assets, liabilities or results of operations of the eFunds and its Subsidiaries taken as a whole, other than any change or effect arising out of or resulting from (a) a decrease in the market price of shares of eFunds Common Stock (provided that any underlying cause of such decline may be considered in determining whether there may be a Material Adverse Effect), (b) general political, economic or business conditions globally or in the United States or any country or region in which eFunds does business or any changes therein, (c) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, (d) changes in general legal, tax or regulatory conditions in the United States or any other countries or regions in which eFunds does business, (e) changes in U.S. GAAP or authoritative interpretations thereof, and changes in applicable law and related rules or regulations, (f) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of this Agreement, (g) any change or effect generally affecting the industries or business segments in which eFunds operates, (h) any hurricane, earthquake, flood, or other natural disasters or acts of God, (i) the announcement of the eFunds Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, joint venture partners or employees (but not any litigation resulting from such announcement), (j) any action by the Company or any of its Affiliates prior to the date of the eFunds Merger Agreement or (k) any action or omission by eFunds at the request or direction of the Company, provided that any change or effect arising out of or resulting from the matters described in items (b) through (h) of this definition shall not be excluded to the extent that such change or effect disproportionately affects eFunds as compared to the majority of persons engaged in the industries in which eFunds operates.

ANNEX B
PERFECTION CERTIFICATE
     Reference is made to the Credit Agreement dated as of January 18, 2007 (as amended by Amendment No. 1, dated July 30, 2007 and effective as of the Amendment Effective Date (“Amendment No. 1”), and as otherwise amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Fidelity National Information Services, Inc. (the “Company”), certain Subsidiaries of the Company party thereto (each, a “Designated Borrower” and, together with the Company, the “Borrowers” and, each, a “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender.
     Each of the undersigned (each a “Grantor”), hereby certifies the following (with respect to itself) to the Administrative Agent and each other Secured Party as follows:
1.	Set forth in columns 1, 2, 3 and 4, respectively, of Schedule 1 hereto is the current exact legal name of each Grantor, as well as its type of legal entity (and any change in such type since August 1, 2002), its jurisdiction of organization (and any change in such jurisdiction since August 1, 2006), and, if applicable, any organizational identification number issued to such Grantor by such jurisdiction.

2.	Set forth in column 5 of Schedule 1 hereto is each other legal name that has been used by each Grantor since August 1, 2002 (excluding the names of any legal entities that have been merged or consolidated into Grantor).

3.	Set forth in column 6 of Schedule 1 hereto, is the legal name of each other entity that has been merged or consolidated into the Grantor since: (i) August 1, 2002, if the entity merged or consolidated into the Grantor was organized under the laws of the same jurisdiction as the Grantor; and (ii) August 1, 2006, if the entity merged or consolidated into the Grantor was organized under the laws of a jurisdiction different than that of the Grantor (and in which case such different jurisdiction is also listed).

4.	Set forth in column 7 of Schedule 1 hereto, is the legal name of each entity (and its jurisdiction of organization) in regard to which all, or substantially all, of its assets were acquired by the Grantor (other than through a merger or consolidation) since August 1, 2002.

     IN WITNESS WHEREOF, the undersigned have duly executed this certificate as of ______, 2007.
[Signature blocks for all Grantors to be added]

2

ANNEX B
SCHEDULE 1

	(2)	(3)	(4)		(6)
(1)	Entity	Jurisdiction of	Organizational	(5)	Mergers and	(7)
Grantor Name	Type[1]	Organization	ID Number	Prior Names	Consolidations	Asset Acquisitions

[1]	Entity Types: corporation (C); limited liability company (LLC); general partnership (GP); and limited partnership (LLP).

ANNEX C
1.	Each of the Loan Parties is a [corporation, limited liability company or limited partnership (as applicable)] validly existing under the laws of the _____________. The opinion in the immediately preceding sentence is based solely upon review of copies of certificates issued by the _____________ of the State of ____________ for each of the Loan Parties, and is limited to the meaning ascribed to such certificates by the State of _____________ and to the status of each of the Loan Parties on the date of the certificate relating to it.

2.	Each of the Loan Parties has the [corporate, limited liability company or limited partnership (as applicable)] power and authority to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.

3.	Each of the Loan Parties has duly authorized the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder.

4.	The execution and delivery by each of the Loan Parties of each Loan Document to which it is a party does not, and if each of the Loan Parties were now to perform its obligations thereunder such performance would not, result in any violation of the Organizational Documents of the Loan Parties or the [applicable organizational statute].

5.	The Loan Parties have executed and delivered the Loan Documents to which they are parties.

6.	Each of the Loan Documents to which a Loan Party is a party constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

7.	The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance by such Loan Party of its obligations thereunder (if such Loan Party were to perform its obligations on the date hereof) do not: (i) constitute a default under or violate any of the terms, conditions or provisions of any document, agreement or other instrument identified on Schedule A hereto; (ii) violate any applicable [State] or federal law or regulation which, in our experience, is typically applicable to [corporations, limited liability companies, or limited partnerships (as applicable)] in relation to transactions of the type contemplated by the Loan Documents; (iii) violate any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on any Loan Party named therein of which we have knowledge; or (iv) result in or require the creation or imposition of any Lien on any asset of any Loan Party under any of the documents, agreements and other instruments identified on Schedule A hereto.
8.	No consent, approval, waiver, license or authorization or other action by or filing with any [State] or federal governmental authority is required in connection with the execution and delivery by any Loan Party of the Loan Documents to which it is a party or the performance by any Loan Party of its obligations thereunder on the date hereof, except for those already obtained and in full force and effect.

9.	No Loan Party is an “investment company” and none of the Loan Parties is a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

10.	The making of the Credit Extensions under the Credit Agreement, and the use of proceeds thereof, do not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

11.	The Pledge Agreement is effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, as security for the Secured Obligations, a valid security interest (the “Article 9 Security Interest”) in the right, title and interest of each Loan Party executing such Pledge Agreement as a “grantor” in that portion of the Collateral (as defined in the Pledge Agreement) described therein in which a security interest may be created pursuant to Article 9 of the Uniform Commercial Code (the “Article 9 Collateral”) as in effect in the [State] on the date hereof (the “UCC”).

12.	To the extent that the filing of a Uniform Commercial Code financing statement in the [State] is effective under the UCC to perfect a security interest in the Article 9 Collateral, the Article 9 Security Interest in the Article 9 Collateral will be perfected upon the filing of Uniform Commercial Code financing statements in the forms attached hereto as Exhibit A (the “Financing Statements”) in the filing office located in the [State] that is indicated thereon.

13.	Assuming that the certificates evidencing the “Pledged Equity” specifically listed on Schedule II to the Pledge Agreement (in either bearer form or registered form), in each case indorsed by an appropriate person in blank or accompanied by instruments of transfer or assignment in blank duly executed by an appropriate person, have been delivered on or prior to the date hereof to the Collateral Agent, and have been continuously held by the Collateral Agent since such delivery, in each case in the [State], then, on the date hereof: (i) such security interest is perfected; (ii) the Collateral Agent has, for the benefit of the Secured Parties, control (within the meaning of Section 8-106 of the UCC) of such Pledged Equity; and (iii) assuming the absence of notice of any adverse claim (as defined in Sections 8-102(a)(1) and 8-105 of the UCC) thereto on the part of any Secured Party, the Collateral Agent will be a protected purchaser (within the meaning of Section 8-303(a) of the UCC) of such security interest in such Pledged Equity.

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: _______, ____
To: JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement dated as of January 18, 2007 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), the Designated Borrowers from time to time party thereto, each lender party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender.
     The undersigned, a Responsible Officer of the Company, hereby certifies as of the date hereof that he/she is the _______________ of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Company and its Restricted Subsidiaries, and hereby certifies on behalf of the Company that:
[Use following paragraph 1 for fiscal year-end financial statements]
     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company and its Subsidiaries ended as of the above date, together with the report and opinion of the independent certified public accountant required by such Section.
[Use following paragraph 1 for fiscal quarter financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. To the knowledge of the undersigned Responsible Officer, the Company has caused to be made, a review of the activities of the Company and its Restricted Subsidiaries in regard to the matters relevant to this Compliance

Certificate during such fiscal period and has required that the results thereof be reported to the undersigned Responsible Officer.
[select one:]
     [To the knowledge of the undersigned Responsible Officer after taking into account the review reports described above, no Default has occurred during such fiscal period and is continuing on the Financial Statement Date.]
–or–
     [To the knowledge of the undersigned Responsible Officer after taking into account the review reports described above, the following is a list of each Default (and its nature and status) that has occurred during such fiscal period and is continuing on the Financial Statement Date:]
     3. The financial covenant analyses and information set forth on Schedule 2 attached hereto are delivered in compliance with Section 6.02(b).
     4. Attached hereto as Schedule 3 is a description of all events, conditions or circumstances during the fiscal quarter ended as of the above date requiring a mandatory prepayment under Section 2.06(b) of the Agreement (excluding any event regarding which the Company has notified the Administrative Agent that the Company intends to reinvest the Net Cash Proceeds thereof, provided that either such reinvestment has been made or the time permitted for such reinvestment has not expired during such period), in each case as required by Section 6.02(f) of the Agreement.
     5. The aggregate principal amount of the Swing Line Loans and Revolving Credit Loans that were drawn for the purpose of credit card settlements and outstanding on the Financial Statement Date is $______, of which $______ (the “Repaid Amount”) was repaid within three Business Days after the Financial Statement Date, and the Total Indebtedness set forth in Schedule 2 has been reduced by the Repaid Amount.
     [Include the following paragraph 6 if proceeds of Dispositions of assets pursuant to Section 7.05(l)(ii), Section 7.05(q) or Section 7.05(s) of the Agreement or proceeds of Casualty Events were deducted from Excess Cash Flow during the relevant period]
     6. The following sum was deducted from Excess Cash Flow for the fiscal year ending on the Financial Statement Date pursuant to clause (vi) of the definition of “Excess Cash Flow”: $______.

     IN WITNESS WHEREOF, the undersigned Responsible Officer has executed this Certificate on behalf of the Company as of ________________.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
By:
Name:
Title:

SCHEDULE 1
to the Compliance Certificate
[Audited or unaudited financial statements required by Section 6.01(a) or (b) of the Agreement]

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
For the Quarter/Year ended                                           (“Financial Statement Date”)
“Subject Period” means the four consecutive fiscal quarters ending on the Financial Statement Date.
All Section references refer to the Agreement.

I. Section 7.11(a)—Leverage Ratio[1]

A. Consolidated EBITDA of the Consolidated Companies

1. Consolidated Net Income:	$

2. The sum of the amount which, in the determination of Consolidated Net Income for such period, was deducted for, without duplication:

(i) total interest expense:	$

(ii) income, franchise and similar taxes:	$

(iii) depreciation and amortization expense (including amortization of intangibles, goodwill and organization costs):	$

(iv) letter of credit fees:	$

(v)       non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of the Company or any of its Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting:
$

(vi) extraordinary charges:	$

(vii) non-cash amortization (or write offs) of financing costs (including debt discount, debt issuance costs and commissions and other fees associated with Indebtedness, including the Loans):	$

[1]	Calculated as of the end of any fiscal quarter of the Company for the Subject Period.

(viii)    cash expenses incurred in connection with the Certegy Merger, Reorganization, the eFunds Transactions, or, to the extent permitted under the Agreement, any Investment permitted under Section 7.02 (including any Permitted Acquisition), Equity Issuance or Debt Issuance (in each case, whether or not consummated):
$

(ix) losses realized upon the Disposition of property or assets outside of the ordinary course of business:	$

(x) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition:	$

(xi) to the extent covered by insurance, expenses with respect to liability or casualty events or business interruption:	$

(xii) management fees permitted under Section 7.08(d):	$

(xiii)    non-cash purchase accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with the Certegy Merger, the Reorganization, the eFunds Merger or any Investment permitted under Section 7.02 (including any Permitted Acquisition):
$

(xiv) non-cash losses from Joint Ventures and non-cash minority interest reductions:	$

(xv) fees and expenses in connection with exchanges or refinancings permitted by Section 7.11:	$

(xvi)    (A) non-cash, non-recurring charges with respect to employee severance, (B) other non-cash, non-recurring charges so long as such charges described in this clause (B) do not result in a cash charge in a future period (except as permitted in clause (xvi)(C)) and (C) non-recurring charges other than those referred to in clauses (A) and (B) so long as such charges described in this clause (C) do not exceed $30,000,000 during any fiscal year:
$

(xvii) other expenses or charges reducing Consolidated Net Income which do not represent a cash item in such period or any future period:	$

Total	$

3. The sum of the amount which, in the determination of Consolidated Net Income, has been included for:

(i) non-cash gains (other than with respect to cash actually received) and extraordinary gains:	$

(ii) gains realized upon the Disposition of property outside of the ordinary course of business:	$

Total	$

4. Unrealized losses/gains in respect of Swap Contracts:	$

5. Consolidated EBITDA (Line I.A.1 + Total for I.A.2 - Total for I.A.3 (+/-) Line I.A.4)	$

B. Total Indebtedness at the Financial Statement Date

1. The aggregate Outstanding Amount of all Loans, the aggregate undrawn amount of all outstanding trade Letters of Credit and all Unreimbursed Amounts:[2]	$

2. The sum of the following other Indebtedness of the Consolidated Companies, in each case other than Specified Non-Recourse Indebtedness:[3]

(i) all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments or agreements:	$

(ii) the maximum available amount of all letters of credit (including standby and commercial) and bankers’ acceptances, in each case solely to the extent drawn and unreimbursed:	$

[2]	The amount to be reported on Item 1 shall be reduced by the Repaid Amount referred in paragraph 5 of the Compliance Certificate (i.e. the amount of any outstanding Swing Line Loans and Revolving Credit Loans drawn for the purpose of credit card settlements that were repaid within three Business Days after the Financial Statement Date).

[3]	Item 2 shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person.

(iii)    all obligations to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet, and (iii) any earn-out obligation that appears in the liabilities section of the balance sheet, to the extent (A) indemnified for the payment thereof by a solvent Person reasonably acceptable to the Administrative Agent or (B) amounts to be applied to the payment therefore are in escrow):
$

(iv)     indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (the amount for purposes of this Item (iv) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith):
$

(v) all Attributable Indebtedness:	$

(vi) all indebtedness or similar financing obligations under any Securitization Financing:	$

(vii) all Guarantees of the Consolidated Companies of any of items (i) through (vi):	$

Subtotal:	$

3. Total Indebtedness (Item 1 + Subtotal for Item 2):[4]	$

Leverage Ratio (Line I.B.3 ÷ Line I.A.5)		__: 1.00

[4]	To be reduced, in the case of any Indebtedness of a Majority-Owned Subsidiary, by an amount directly proportional to the amount by which Consolidated EBITDA determined pursuant to Section I.A. above was reduced (including through the calculation of Consolidated Net Income) by the elimination of a minority interest in such Majority-Owned Subsidiary owned by a Person other than a Consolidated Company.

     Maximum permitted:

Period Ending Date	Leverage Ratio
December 31, 2006 through December 31, 2008	4.0:1.0
March 31, 2009 through December 31, 2009	3.5:1.0
March 31, 2010 and thereafter	3.25:1.0

II. Section 7.11(b)—Interest Coverage Ratio[5]

A. Consolidated EBITDA of the Consolidated Companies (Line I.A.5 above):	$

B. Consolidated Interest Charges of the Consolidated Companies for the Subject Period, which is the amount payable with respect to:

1.  total interest expense payable in cash plus pay-in-kind interest in respect of all obligations (in each case other than Specified Non-Recourse Indebtedness) for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or similar instruments or agreements (including the interest component under Capitalized Leases, but excluding, to the extent included in interest expense, (i) fees and expenses associated with the consummation of the Transaction, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining Swap Contracts, (iv) fees and expenses associated with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated) and (v) amortization of deferred financing costs):
$

2. interest income with respect to Cash on Hand:	$

Consolidated Interest Charges Total (Line II.B.1 - Line II.B.2)

Interest Coverage Ratio (Line II.A.5 ÷ Line II.B)		__:1.00

     Minimum required:

Period Ending Date	Interest Coverage Ratio
December 31, 2006 through December 31, 2008	3.50:1
March 31, 2009 and thereafter	4.00:1

[5]	Calculated as of the end of any fiscal quarter of the Company for the four fiscal quarters ending on the Financial Statement Date.

SCHEDULE 3
to the Compliance Certificate
(Items required by Section 6.02(f) of the Agreement)
Mandatory Prepayment Events:

EXHIBIT G
SUBSIDIARY GUARANTY
Dated as of [  ], 2007
From
THE SUBSIDIARY GUARANTORS NAMED HEREIN
and
THE ADDITIONAL SUBSIDIARY GUARANTORS REFERRED TO HEREIN
as Subsidiary Guarantors
in favor of
THE GUARANTEED PARTIES REFERRED TO HEREIN

Exhibit A — Guaranty Supplement

SUBSIDIARY GUARANTY
     SUBSIDIARY GUARANTY dated as of [  ], 2007 (this “Guaranty”) made by the Persons listed on the signature pages hereof under the caption “Subsidiary Guarantors” and the Additional Subsidiary Guarantors (as defined in Section 8) (such Persons so listed and the Additional Subsidiary Guarantors being, collectively, the “Subsidiary Guarantors” and, individually, a “Subsidiary Guarantor”) in favor of the Guaranteed Parties (as defined in Section 1).
PRELIMINARY STATEMENT
     Reference is made to the Credit Agreement dated as of January 18, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) among Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), the Designated Borrowers from time to time party thereto, certain Lenders party thereto, JPMorgan Chase Bank, N.A., as L/C Issuer, Swing Line Lender and Administrative Agent, and Bank of America, N.A., as Swing Line Lender. Each Subsidiary Guarantor may receive, directly or indirectly, a portion of the proceeds of the Loans under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Loan Documents. It is a condition precedent to the making of Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement that each Subsidiary Guarantor shall have executed and delivered this Guaranty.
     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and to issue Letters of Credit under the Credit Agreement, each Subsidiary Guarantor, jointly and severally with each other Subsidiary Guarantor, hereby agrees as follows:
     SECTION 1. Guaranty; Limitation of Liability. (a) Each Subsidiary Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all of its Guaranteed Obligations. Without limiting the generality of the foregoing, the liability of each Subsidiary Guarantor shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party other than any holder of FNIS Notes Obligations (collectively, the “Guaranteed Parties”) under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

     (b) Each Subsidiary Guarantor, and by its acceptance of this Guaranty, the Administrative Agent, on behalf of itself and each other Guaranteed Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of each Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Guaranteed Parties and the Subsidiary Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Subsidiary Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under Bankruptcy Law or any comparable provision of applicable law. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 8.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.
     (c) Subject to Section 4 of this Guaranty, each Subsidiary Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Guaranteed Party under this Guaranty or Article 10 of the Credit Agreement or any other guaranty, such Subsidiary Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor so as to maximize the aggregate amount paid to the Guaranteed Parties under or in respect of the Loan Documents.
     (d) Each Subsidiary Guarantor hereby agrees that any Indebtedness owed by it to another Loan Party shall be subordinated to the Guaranteed Obligations of such Subsidiary Guarantor and that any Indebtedness owed to it by another Loan Party shall be subordinated to the Guaranteed Obligations of such other Loan Party, it being understood that such Subsidiary Guarantor or such other Loan Party, as the case may be, may make payments on such intercompany Indebtedness unless an Event of Default has occurred and is continuing.
     SECTION 2. Guaranty Absolute. Each Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The Guaranteed Obligations of each Subsidiary Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or

2

any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions. The liability of each Subsidiary Guarantor under this Guaranty shall be irrevocable, absolute and unconditional, and each Subsidiary Guarantor hereby irrevocably waives any defenses (other than payment in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way relating to, any or all of the following:
     (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;
     (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of its Guaranteed Obligations;
     (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of its Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of its Guaranteed Obligations or any other Secured Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;
     (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;
     (f) any failure of any Guaranteed Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Guaranteed Party (each Subsidiary Guarantor waiving any duty on the part of the Guaranteed Parties to disclose such information);
     (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Subsidiary Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or
     (h) any other circumstance or any existence of or reliance on any representation by any Guaranteed Party that might otherwise constitute a defense

3

available to, or a discharge of, any Loan Party or any other guarantor or surety other than satisfaction in full of the Guaranteed Obligations.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guaranteed Party or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise, all as though such payment had not been made.
     SECTION 3. Waivers and Acknowledgments. D(a) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty (other than any demand, presentment or notice required by the Loan Documents) and any requirement that any Guaranteed Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.
     (b) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
     (c) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Guaranteed Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Subsidiary Guarantor or other rights of such Subsidiary Guarantor to proceed against any other Loan Party, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of such Subsidiary Guarantor hereunder.
     (d) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Guaranteed Party to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Guaranteed Party.
     (e) Each Subsidiary Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

4

     SECTION 4. Subrogation. Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Loan Party that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s Guaranteed Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Guaranteed Party against any other Loan Party or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Loan Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated or otherwise provided for in full in a manner reasonably satisfactory to the L/C Issuer and the Commitments shall have expired or been terminated. If any amount shall be paid to any Subsidiary Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the final Maturity Date and (c) the latest date of expiration or termination of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, such amount shall be received and held in trust for the benefit of the Guaranteed Parties, shall be segregated from other property and funds of such Subsidiary Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any of such Subsidiary Guarantor’s Guaranteed Obligations or other amounts payable by it under this Guaranty thereafter arising. If (i) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (ii) the final Maturity Date shall have occurred and (iii) all Letters of Credit shall have expired or been terminated or other provision therefor in full shall have been made in a manner reasonably satisfactory to the L/C Issuer, the Guaranteed Parties will, at any Subsidiary Guarantor’s request and expense, execute and deliver to such Subsidiary Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Subsidiary Guarantor pursuant to this Guaranty.
     SECTION 5. Payments Free and Clear of Taxes, Etc. Any and all payments by any Subsidiary Guarantor under this Guaranty or any other Loan Document shall be made in accordance with the terms of the Credit Agreement,

5

including the provisions of Section 3.01 of the Credit Agreement (and such Subsidiary Guarantor shall make such payments of Taxes and Other Taxes to the extent described in Section 3.01), as though such payments were made by a Borrower.
     SECTION 6. Covenants. Each Subsidiary Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding or not otherwise provided for in full in a manner reasonably satisfactory to the L/C Issuer or any Lender shall have any Commitment, such Subsidiary Guarantor will perform and observe, and cause each of its Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Company has agreed to cause such Subsidiary Guarantor or such Restricted Subsidiaries to perform or observe.
     SECTION 7. Amendments, Release of Subsidiary Guarantors, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Subsidiary Guarantors (with the consent of the requisite number of Lenders specified in the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. A Subsidiary Guarantor shall automatically be released from this Guaranty and its obligations hereunder (a) upon consummation of any transaction or designation permitted by the Credit Agreement as a result of which such Subsidiary Guarantor (i) ceases to be a Restricted Subsidiary, (ii) ceases to be a Subsidiary or (iii) becomes a Foreign Subsidiary or a Domestic Subsidiary of a Foreign Subsidiary, in each case to the extent permitted by the Credit Agreement (provided that no such release shall occur if such Subsidiary Guarantor is a guarantor in respect of Permitted Subordinated Indebtedness) or (b) if the Company determines that such Subsidiary Guarantor is no longer required under Section 6.12 of the Credit Agreement to be a Subsidiary Guarantor and gives notice to that effect to the Administrative Agent. The Administrative Agent will, at the Company’s expense, execute and deliver to such Subsidiary Guarantor such documents as the Company shall reasonably request to evidence the release of such Subsidiary Guarantor from its Guarantee hereunder pursuant to this Section 7; provided that the Company shall have delivered to the Administrative Agent a written request therefor and a certificate of the Company to the effect that the transaction, designation or determination, as the case may be, is in compliance with the Loan Documents. The Administrative Agent shall be authorized to rely on any such certificate without independent investigation.
     SECTION 8. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Annex A hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an

6

“Additional Subsidiary Guarantor” and shall become and be a Subsidiary Guarantor hereunder, and each reference in this Guaranty to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Subsidiary Guarantor, and each reference in any other Loan Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Subsidiary Guarantor, and (b) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Subsidiary Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.
     SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Subsidiary Guarantor, addressed to it in care of the Company at the Company’s address specified in Section 11.02 of the Credit Agreement, if to any Agent or any Lender, at its address specified in Section 11.02 of the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 11.02 of the Credit Agreement. Delivery by telecopier or electronic mail of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.
     SECTION 10. No Waiver; Remedies. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 8.02 of the Credit Agreement to authorize the Administrative Agent to declare the Loans due and payable pursuant to the provisions of said Section 8.02, the Administrative Agent and, after obtaining the prior written consent of the Administrative Agent, each other Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity) at any time held and other indebtedness at any time owing by such Agent or such Lender to or for the credit

7

or the account of any Subsidiary Guarantor against any and all of the Guaranteed Obligations of such Subsidiary Guarantor now or hereafter existing under any Loan Document, irrespective of whether such Agent or such Lender shall have made any demand under this Guaranty or any other Loan Document and although such Guaranteed Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify such Subsidiary Guarantor after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent and such Lender may have.
     SECTION 12. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the final Maturity Date and (iii) the latest date of expiration or termination of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, (b) be binding upon each Subsidiary Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Guaranteed Parties and their permitted successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Guaranteed Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise, in each case as and to the extent provided in Section 11.07 of the Credit Agreement. Except as expressly provided in the Credit Agreement, no Subsidiary Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all Lenders.
     SECTION 13. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.
     SECTION 14. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
     (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

9

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized signatory as of the date first above written.

[Subsidiary Guarantors:]
Each By:
Name:
Title:

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

2

Annex A
to the
Subsidiary Guaranty
FORM OF SUBSIDIARY GUARANTY SUPPLEMENT
_________ __, ____
JPMorgan Chase Bank, N.A., as Administrative Agent
1111 Fannin Street, Floor 10
Houston, Texas 77002-6925
Attention:
Re: Credit Agreement dated as of January 18, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Fidelity National Information Services, Inc., a Georgia corporation, the Designated Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as L/C Issuer, Swing Line Lender and Administrative Agent, and Bank of America, N.A., as Swing Line Lender.
Ladies and Gentlemen:
     Reference is made to the Credit Agreement and to the Subsidiary Guaranty referred to therein (such Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Subsidiary Guaranty Supplement (this “Guaranty Supplement”), being the “Subsidiary Guaranty”). The capitalized terms defined in the Subsidiary Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.
     Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby, jointly and severally with the other Subsidiary Guarantors, absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all of its Guaranteed Obligations. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Guaranteed Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.
     (b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent, on behalf of itself and each other

Guaranteed Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Subsidiary Guaranty and the Guaranteed Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement and the Guaranteed Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Guaranteed Parties and the undersigned hereby irrevocably agree that the Guaranteed Obligations of the undersigned Guarantor under this Guaranty Supplement and the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance under Bankruptcy Law or any comparable provision of applicable law.
     (c) Subject to Section 4 of the Subsidiary Guaranty, the undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Guaranteed Party under this Guaranty Supplement, the Subsidiary Guaranty, Article 10 of the Credit Agreement or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Subsidiary Guarantor so as to maximize the aggregate amount paid to the Guaranteed Parties under or in respect of the Loan Documents.
     (d) The undersigned hereby agrees that any Indebtedness owed by it to another Loan Party shall be subordinated to the Guaranteed Obligations of the undersigned and that any Indebtedness owed to it by another Loan Party shall be subordinated to the Guaranteed Obligations of such other Loan Party, it being understood that the undersigned or such other Loan Party, as the case may be, may make payments on such intercompany Indebtedness unless an Event of Default has occurred and is continuing.
     Section 2. Guaranteed Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Subsidiary Guarantor by all of the terms and conditions of the Subsidiary Guaranty to the same extent as each of the other Subsidiary Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an “Additional Subsidiary Guarantor” or a “Subsidiary Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Subsidiary Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.
     Section 3. Delivery by Telecopier. This Guaranty Supplement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.
     Section 4. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY SUPPLEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

     (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

Very truly yours, [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]
By:
Name:
Title:

Accepted and agreed: JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

EXHIBIT K

COMPANY SUPPLEMENTAL AGREEMENT
     THIS COMPANY SUPPLEMENTAL AGREEMENT (this “Agreement”), dated as of September 12, 2007, is entered into between Fidelity National Information Services, Inc., a Georgia corporation (the “Company”) and JPMorgan Chase Bank, N.A. (the “Administrative Agent”) under that certain Credit Agreement dated as of January 18, 2007, (as amended by Amendment No. 1, dated July 30, 2007 and effective as of the date hereof (“Amendment No. 1”) and as otherwise amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, certain Subsidiaries of the Company party thereto (each, a “Designated Borrower” and, together with the Company, the “Borrowers” and, each, a “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.
     The Company and the Administrative Agent hereby agree as follows:
     1. The Company hereby represents and warrants to the Administrative Agents and the Lenders that:
     (a) The execution, delivery and performance by the Company of this Agreement (i) are within its corporate or other powers, (ii) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (iii) do not and will not (A) contravene the terms of any of the Organization Documents of the Company, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any to be made under, (1) any Permitted Subordinated Indebtedness, (2) any other Contractual Obligation to which the Company is a party or affecting the Company or the properties of the Company or any of its Subsidiaries or (3) any order, injunction, writ or decree, of or with any Governmental Authority or any arbitral award to which the Company or its property is subject or (C) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (B) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect;
     (b) This Agreement has been duly executed and delivered by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity; and
     (c) The schedules attached hereto as Schedules 1.01B, 1.01D, 5.06, 5.11, 7.01, 7.02, 7.03, 7.08 and 7.09 accurately set forth the information required for such schedules under the Credit Agreement as amended by Amendment No. 1.
     2. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.
     3. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY CONSENTS, FOR ITSELF AND IN ASPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
     (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.
[The remainder of this page is intentionally blank.]

2

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
By:
	Name:	Michael E. Sax
	Title:	Senior Vice President and Treasurer

3

Acknowledged and accepted: JPMORGAN CHASE BANK, N.A. as Administrative Agent
By:
Name:
Title:

4

Schedule 1.01B
AMENDMENT NO. 1 EFFECTIVE DATE GUARANTORS

Company	Jurisdiction of Organization

APTItude Solutions, Inc.	Florida
A.S.A.P. Legal Publication Services, Inc.	California
Asset Exchange, Inc.	Delaware
Aurum Technology LLC	Delaware
Certegy Check Services, Inc.	Delaware
Certegy Gaming Services, Inc.	Minnesota
Certegy Payment Recovery Services, Inc.	Georgia
Clear Par, LLC	New York
DOCX, LLC	Georgia
eFunds Corporation	Delaware
Espiel, Inc.	Delaware
Fidelity Information Services, Inc.	Arkansas
Fidelity Information Services International Holdings, Inc.	Delaware
Fidelity Information Services International, Ltd.	Delaware
Fidelity International Resource Management, Inc.	Delaware
Fidelity National Agency Sales and Posting	California
Fidelity National Asia Pacific Holdings, LLC	Georgia
Fidelity National Asset Management, Inc.	Georgia
Fidelity National Capital, LLC	California
Fidelity National Card Services, Inc.	Florida
Fidelity National E-Banking Services, Inc.	Georgia
Fidelity National First Bankcard Systems, Inc.	Georgia
Fidelity National Global Card Services, Inc.	Florida
Fidelity National Information Services, LLC	Delaware
Fidelity National Information Solutions, Inc.	Delaware
Fidelity National Licensing Services, Inc.	Georgia
Fidelity National Loan Portfolio Solutions, LLC	Delaware
Fidelity National Payment Services, Inc.	Delaware
Fidelity National Tax Service, Inc.	California
Fidelity National Transaction Services, Inc.	Georgia
Fidelity Outsourcing Services, Inc.	Delaware
Financial Systems Integrators, Inc.	Delaware
FIS Capital Markets, LLC	Delaware
FIS Core Processing Services, LLC	Delaware
Schedule 1.01B

Company	Jurisdiction of Organization

FIS Credit Services, Inc.	New York
FIS Data Services, Inc.	California
FIS Field Services, Inc.	Delaware
FIS Foreclosure Solutions, Inc.	Delaware
FIS Integrated Financial Solutions, LLC	Delaware
FIS Item Processing Services, LLC	Delaware
FIS Management Services, LLC	Delaware
FIS Output Solutions, LLC	Georgia
FNF Capital Leasing, Inc.	Delaware
FNIS Flood Group, LLC	Delaware
FNIS Flood of California, LLC	Delaware
FNIS Intellectual Property Holdings, Inc.	Delaware
FNIS Services, Inc.	Delaware
Geosure, Inc.	Delaware
Geotrac, Inc.	Delaware
Hansen Quality, LLC	California
InterCept, Inc.	Georgia
InterCept TX I, LLC	Georgia
Investment Property Exchange Services, Inc.	California
LRT Record Services, Inc.	Texas
LSI Appraisal, LLC	Delaware
LSI Title Agency, Inc.	Illinois
LSI Title Company	California
National Residential Nominee Services Inc.	Delaware
National Safe Harbor Exchanges	California
National Title Insurance of New York Inc.	New York
NewInvoice, L.L.C.	Georgia
NRC Insurance Services, Inc.	North Carolina
Sanchez Advisors, LLC	Delaware
Sanchez Computer Associates, LLC	Delaware
Sanchez Software, Ltd.	Delaware
Second Foundation, Inc.	California
Schedule 1.01B

Schedule 1.01D
UNRESTRICTED SUBSIDIARIES
     None.
Schedule 1.01D

Schedule 5.06
LITIGATION
None.
Schedule 5.06

Schedule 5.11
SUBSIDIARIES*
     See Attached Organization Chart

*	Unless otherwise noted by indicating a percentage (%), each entity is wholly-owned by its parent.
Schedule 5.11

Schedule 7.01
EXISTING LIENS
1.	Liens in connection with equipment leased pursuant to the Master Lease Agreement dated September 26, 2001 between Fidelity National Information Services, Inc. and GATX Technology Services Corporation.

2.	Liens in connection with equipment leased by Fidelity National Information Services, Inc. from CIT Technology Financing Services, Inc.

3.	Liens in connection with equipment leased by Fidelity National Information Services, Inc. from IBM Credit LLC.

4.	Liens in connection with vendor purchase money lines of credit for equipment purchased by Fidelity National Information Services, Inc. from Pitney Bowes, Inc.

5.	Liens in connection with vendor purchase money lines of credit (including but not limited to the purchase money line of credit with IBM for the purchase of equipment and related property, pursuant to the Agreement for Wholesale Financing (Credit Agreement), dated December 13, 1999, between Fidelity Information Services, Inc. and IBM Credit LLC (as amended by an Amendment dated August 27, 2003)).

6.	Security interest between Fidelity National Information Solutions, Inc. (f.k.a. Vista Information Solutions, Inc.) and Sirrom Capital Corporation recorded with the U.S. Trademark Office on June 3, 1996 under Reel/Frame 1471/0212.

7.	Security interest between Fidelity National Information Solutions, Inc. (f.k.a. Vista Information Solutions, Inc.) and Moore Corporation Limited recorded with the USPTO on January 27, 2000 under Reel/Frame 2027/0599.

8.	Security interest between Lender’s Service, Inc. (et al.) and Fleet National Bank recorded with the U.S. Trademark Office on August 24, 1998 under Reel/Frame 1774/0822.

9.	Fidelity National Information Solutions, Inc. (f.k.a. Vista Information Solutions, Inc.) is one of several parties (including Vista DMS, Inc., Vista Environmental Information, Inc., E/Risk Information Services, Geosure, Inc., Geosure L.P., NRC Insurance Services, Inc., NRC Acquisition, LLC, Ensite Corporation of Denver, Ecosearch Acquisition, Inc. & Ecosearch Environmental Resources, Inc.) named in a security agreement with Moore North America, Inc. and Moore Corporation Ltd. signed on December 17, 1999.

10.	Aurum Technology LLC (f.k.a. Aurum Technology, Inc.) is party to a security agreement with Fleet National Bank (Boston) for Copyright Registration Nos. TXu 302-455 and TXu 506-509. It appears that these registrations may have been acquired by NewTrend, L.P., however, no assignment was recorded with the Copyright Office.

11.	Liens in connection with equipment leased by Certegy Check Services, Inc. from IBM Credit Corporation.

12.	Liens in connection with equipment leased pursuant to the Master Equipment Lease Agreement dated May 6, 2003 between Certegy Check Services, Inc. and Relational, LLC f/k/a Relational
Schedule 7.01

Funding Corporation, as assigned to IBM Credit LLC and Banc of America Leasing & Capital, LLC.

13.	Liens in connection with accounts purchased pursuant to the Account Purchase Agreement dated April 16, 2004 between Certegy Check Services, Inc. and Cavalry SPV I, LLC.

14.	Liens in connection with accounts purchased pursuant to the Account Purchase Agreement dated July 17, 2003 between Certegy Check Services, Inc. and Arrow Financial Services LLC, as assigned to AFS Receivables Master Trust 1999.

15.	Liens in connection with accounts purchased pursuant to the Account Purchase Agreement dated April 16, 2004 between Certegy Check Services, Inc. and Cavalry SPV I, LLC.

16.	Liens in connection with equipment leased by Certegy Check Services, Inc. from Fidelity National Capital, LLC (f.k.a. FNF Capital, LLC).

17.	Liens in connection with equipment leased by Certegy Payment Recovery Services, Inc. from IBM Credit LLC.

18.	Liens in connection with equipment leased by Fidelity National Card Services, Inc. from Bell & Howell Financing Services Company.

19.	Liens in connection with equipment leased by Fidelity National Card Services, Inc. from Oce Financial Services, Inc. and Oce North American, Inc.

20.	Liens in connection with equipment leased by Fidelity National Card Services, Inc. from Alfa Financial Corporation dba OFC Capital.

21.	Liens in connection with equipment leased pursuant to the Master Lease Agreement between Fidelity National Payment Services, Inc. and Hewlett-Packard Financial Services, Inc.

22.	Liens granted in connection with Lease Agreement (Florida Property) dated December 30, 1999 between SunTrust Bank, Atlanta, as Lessor, and Equifax, Inc. (predecessor in interest to the Company), as Lessee, and all related documents, as further set forth in Schedule 7.03.

23.	Liens granted in connection with Lease Agreement (Wisconsin Property) dated December 23, 1997 between SunTrust Banks, Inc., as Lessor, and Equifax Inc. (predecessor in interest to the Company), as Lessee, and all related documents, as further set forth in Schedule 7.03.

24.	Liens in connection with the Indenture dated as of September 10, 2003, between Fidelity National Information Services, Inc. (f.k.a. Certegy Inc.) and U.S. Bank National Association (successor to SunTrust Bank), as the same has been amended, supplemented or otherwise modified, regarding the issuance of $200 million in 4.75% Notes due 2008, as supplemented by the First Supplemental Indenture dated on or about the Amendment No. 1 Effective Date, between Fidelity National Information Services, Inc. (f.k.a. Certegy Inc.) and U.S. Bank National Association (successor to SunTrust Bank), as the same has been amended, supplemented or otherwise modified.

25.	Liens granted in connection with equipment leased pursuant to Master Lease and Financing Agreement between Compaq Financial Services Corporation and eFunds Corporation dated as of February 2, 2001.
Schedule 7.01

26.	Liens granted in connection with equipment leased pursuant to Lease Intended as Security between Banc of America Leasing & Capital LLC and WildCard Systems, Inc. dated as of August 24, 2004.

27.	Liens granted in connection with equipment leased pursuant to Second Amended and Restated Loan and Security Agreement between Heller Financial Leasing, Inc. and WildCard Systems, Inc. dated as of July 1, 2005.

28.	Liens granted in connection with equipment leased pursuant to Oracle License and Services Agreement (OLSAv080703-7224-30-Sep-03) and Ordering Document between Oracle USA, Inc. and eFunds Corporation dated as of August 18, 2005.

29.	Liens granted in connection with the Capital Leases listed on Schedule 7.03.

30.	Liens identified on attached charts.
Schedule 7.01

Schedule 7.02
EXISTING INVESTMENTS
Investments as follows:

1.	Ownership by the Consolidated Companies of 39% of the outstanding equity interests in FNRES Holdings, Inc.

2.	Ownership by the Consolidated Companies of 30% of the outstanding equity interests in Profile Partners, GP, LP.

3.	Ownership by the Consolidated Companies of 34% of the outstanding equity interests in PVP Management, LLC.

4.	Ownership by the Consolidated Companies of 20% of the outstanding equity interests in Sanchez Capital Services Private Limited.

5.	The Brazilian Joint Venture, as more particularly described in the following related documents (together with the Development Notes, Migration Notes and Volume Notes referenced therein):
A.	Common Terms Agreement (Contrato de Termos Comuns), dated March 24, 2006.

B.	Investment Agreement (Contrato de Investimento), dated March 27, 2006.

C.	Guaranty Agreement among Fidelity National Information Services, Inc., Banco Bradesco S.A. and Banco ABN AMRO Real S.A., dated April 18, 2006.

D.	Redemption Letter from Holdco One S.A. to Uniao Paticipacoes Ltda and Banco ABN Amro Real S.A., dated April 18, 2006.

E.	Tax Indemnity Letter, dated March 27, 2006.

F.	Amended and Restated Software License Agreement, Dated March 27, 2006.

G.	Contingent Software License Agreement, dated April 18, 2006.

H.	Non-Competition Agreement, dated April 18, 2006.

I.	Shareholders’ Agreement of Celta Holdings S.A., dated April 18, 2006.
Schedule 7.02

J.	Shareholders’ Agreement of Fidelity Processadora e Servicos S.A. (form attached to the Investment Agreement).
6.	Guaranties by various restricted companies of the capital leases listed on Schedule 7.03.

7.	$1,000,000 Promissory Note issued by ICUL Service Corporation to Fidelity National Card Services, Inc.

8.	Various investments by Domestic Subsidiaries in Foreign Subsidiaries, as set forth on attached chart entitled “Certain Foreign Investments as of June 30, 2007”.

9.	Various holdings of bonds, as set forth on attached chart entitled “Portfolio Holdings Report”, with aggregate market value of $15,243,489.86.
Schedule 7.02

Certain Foreign Investments as of 6/30/07
All Amounts in US Dollars Equivalent as of 6/30/07

Domestic Subsidiary	Foreign Subsidiary in Which	Equity	Debt
Maintaining Investment	Investment Maintained	Investment*	Investment*
Fidelity National Europe LLC	FNIS International Investments C.V., a Netherlands company	193,442,030	—
Fidelity Information Services, Inc.	Fidelity Information Services International Holdings C.V., a Netherlands company	178,935,077	4,257
Payment South America Holdings, Inc.	Payment Brasil Holdings Ltda., a Brazil company	76,006,942	—
Card Brazil Holdings, Inc.	AGES Participacoes Ltda., a Brazil company	35,864,490	84,473
Fidelity National Information Solutions, Inc.	Fidelity National Information Solutions Canada, Inc., a Canada company	25,460,021	6,472,559
Payment South America Holdings, Inc.	Payment Chile S.A., a Chile company	11,587,052	—
Fidelity National Information Solutions, Inc.	I-Net Reinsurance Ltd., a Turks and Caicos company	8,337,859	1,561,513
Fidelity Information Services International Holdings, Inc.	Fidelity Information Services Ltd., a United Kingdom company	4,261,956	2,206,962
Fidelity Information Services International Holdings, Inc.	Fidelity Information Services (France) SARL, a France company	1,963,905	3,047,016
Payment South America Holdings, Inc.	Certegy Card Services Caribbean Ltd., a Barbados company	1,281,925	814,717
Fidelity National Card Services, Inc.	FIS Card Services (Thailand) Co. Ltd., a Thailand company	984,253	660,492
Fidelity Information Services, Inc.	Fidelity Information Services (Hong Kong) Ltd., a Hong Kong company	771,991	7,405,852
Fidelity Information Services International Holdings, Inc.	Fidelity Information Services (Germany) GmbH, a Germany company	665,671	—
Fidelity Information Services International Holdings, Inc.	Fidelity Information Services S.p.Z.o.o., a Poland company	580,612	3,825,625
Fidelity Information Services International Holdings, Inc.	Fidelity Information Services Taiwan Company Ltd., a Taiwan company	119,686	30,443
Fidelity Information Services International Holdings, Inc.	Fidelity Information Services Pakistan (Private) Ltd., a Pakistan company	16,190	244,405
Fidelity Information Services International Holdings, Inc.	Alltel Servicos de Informacion (Costa Rica) S.A., a Costa Rica company	10,120	—

*	Internal book value of investment as of June 30, 2007
Schedule 7.02

Schedule 7.03
EXISTING INDEBTEDNESS
1.	Any outstanding amounts under vendor purchase money lines of credit (including but not limited to, purchase money line of credit with IBM for the purchase of equipment and related property, pursuant to the Agreement for Wholesale Financing (Credit Agreement), dated December 13, 1999, between Fidelity Information Services, Inc. and IBM Credit LLC (as amended by an Amendment dated August 27, 2003)).

2.	Indenture dated as of September 10, 2003, between Fidelity National Information Services, Inc. (f.k.a. Certegy Inc.) and SunTrust Bank, as the same has been amended, supplemented or otherwise modified, regarding the issuance of $200 million in 4.75% Notes due 2008, as supplemented by the First Supplemental Indenture dated on or about the Amendment No. 1 Effective Date, between Fidelity National Information Services, Inc. (f.k.a. Certegy Inc.) and U.S. Bank National Association (successor to SunTrust Bank), as the same has been amended, supplemented or otherwise modified.

3.	Lease Documentation for St. Petersburg, Florida Facility:
A.	Master Agreement (Florida Property) dated as of December 30, 1999 between Equifax Inc. (as lessee and guarantor), Prefco VI Limited Partnership (as lessor), Atlantic Financial Group, Ltd., and SunTrust Bank, Atlanta (as agent and lender).

B.	Lease Agreement dated as of December 30, 1999 between Prefco VI Limited Partnership (as lessor) and Equifax Inc. (as lessee).

C.	Loan Agreement dated as of December 30, 1999 between Prefco VI Limited Partnership (as lessor and borrower) and SunTrust Bank, Atlanta (as agent).

D.	Mortgage and Security Agreement dated as of December 30, 1999 made by Prefco VI Limited Partnership (as mortgagor) in favor of SunTrust Bank, Atlanta (as agent and mortgagee).

E.	Assignment of Lease and Rents dated as of December 30, 1999 made by Prefco VI Limited Partnership Inc. (as assignor) in favor of SunTrust Bank, Atlanta (as assignee).

F.	Operative Guaranty dated as of December 30, 1999 made by Equifax Inc. (as guarantor).
Schedule 7.03

G.	Assignment and Assumption of Lease and Other Operative Documents dated as of June 25, 2001 among Equifax Inc. (as assignor), Certegy Inc. (as assignee), Prefco VI Limited Partnership (as lessor), Atlantic Financial Group, Ltd., and SunTrust Bank (as agent and lender).

H.	Omnibus Amendment to Master Agreement, Lease, Loan Agreement and Definitions Appendix A [Florida] dated as of September 17, 2004 among Fidelity National Information Services, Inc., successor to Certegy Inc., (as lessee and guarantor), Prefco VI Limited Partnership (as lessor); and SunTrust Bank (as agent and lender).

I.	Second Omnibus Amendment to Master Agreement, Lease, Loan Agreement and Definitions Appendix A [Florida] dated as of February 1, 2006 among Fidelity National Information Services, Inc., successor to Certegy Inc. (as lessee and guarantor), Prefco VI Limited Partnership (as lessor); and SunTrust Bank (as agent and lender).

J.	Third Omnibus Amendment to Master Agreement, Lease, Loan Agreement and Definitions Appendix A [Florida] dated as of April 28, 2006 among Fidelity National Information Services, Inc., successor to Certegy Inc. (as lessee and guarantor), Prefco VI Limited Partnership (as lessor); and SunTrust Bank (as agent and lender).

K.	Fourth Omnibus Amendment to Master Agreement, Lease, Loan Agreement and Definitions Appendix A [Florida] dated on or about January 18, 2007 (as amended) among Fidelity National Information Services, Inc., successor to Certegy Inc. (as lessee and guarantor), Prefco VI Limited Partnership (as lessor); and SunTrust Bank (as agent and lender).

L.	Fifth Omnibus Amendment to Master Agreement, Lease, Loan Agreement and Definitions Appendix A [Florida] dated on or about the Amendment No. 1 Effective Date (as amended) among Fidelity National Information Services, Inc., successor to Certegy Inc. (as lessee and guarantor), Prefco VI Limited Partnership (as lessor); and SunTrust Bank (as agent and lender).

M.	Subsidiary Guaranty Agreement dated as of February 1, 2006 (as amended) made by certain subsidiaries of Fidelity National Information Services, Inc.

N.	Amended and Restated Subsidiary Guaranty Agreement dated as of the Amendment No. 1 Effective Date (as amended) made by certain subsidiaries of Fidelity National Information Services, Inc.
Schedule 7.03

O.	Guaranty Supplement for eFunds Corporation [Florida] dated as of September 12, 2007 among each of the Subsidiaries party thereto (each such Subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) of Fidelity National Information Services, Inc. (formerly known as Certegy Inc.), a Georgia corporation (as lessee), SunTrust Banks, Inc. a Georgia corporation, as Lessor (as lessor), and SunTrust Bank, a Georgia banking corporation, as agent (as agent).

P.	The other “Operative Documents” as defined in the aforesaid Master Agreement.
4.	Lease Documentation for Madison, Wisconsin Facility:
A.	Master Agreement (Wisconsin Property) dated as of December 23, 1997 between Equifax Inc. (as lessee and guarantor), SunTrust Banks, Inc. (as lessor), and SunTrust Bank, Atlanta (as agent).

B.	Lease Agreement dated as of December 23, 1997 between SunTrust Banks, Inc. (as lessor), and Equifax Inc. (as lessee).

C.	Lease Participation Agreement dated as of December 23, 1997 between SunTrust Banks, Inc. (as lessor), and SunTrust Bank, Atlanta (as lease participant).

D.	Lease Supplement dated December 23, 1997 between Equifax Inc. (as lessee and SunTrust Banks, Inc. (as lessor).

E.	Operative Guaranty dated as of December 23, 1997 made by Equifax Inc. (as guarantor).

F.	Assignment and Assumption of Lease and Other Operative Documents dated as of June 25, 2001 among Equifax Inc. (as assignor), Fidelity National Information Services, Inc., successor to Certegy Inc., (as assignee), SunTrust Banks, Inc. (as lessor), and SunTrust Bank (as agent and lease participant).

G.	Omnibus Amendment to Master Agreement, Lease and Definitions Appendix A [Wisconsin] dated as of April 11, 2003 among Fidelity National Information Services, Inc., successor to Certegy Inc., (as lessee and guarantor), SunTrust Banks, Inc. (as lessor); and SunTrust Bank (as agent and lease participant).

H.	Second Omnibus Amendment to Master Agreement, Lease and Definitions Appendix A [Wisconsin] dated as of September 3, 2003 among Fidelity National Information Services, Inc., successor to Certegy
Schedule 7.03

Inc., (as lessee and guarantor), SunTrust Banks, Inc. (as lessor); and SunTrust Bank (as agent and lease participant).

I.	Third Omnibus Amendment to Master Agreement, Lease and Definitions Appendix A [Wisconsin] dated as of September 17, 2004 among Fidelity National Information Services, Inc., successor to Certegy Inc., (as lessee and guarantor), SunTrust Banks, Inc. (as lessor); and SunTrust Bank (as agent and lease participant).

J.	Fourth Omnibus Amendment to Master Agreement, Lease and Definitions Appendix A [Wisconsin] dated as of February 1, 2006 among Fidelity National Information Services, Inc., successor to Certegy Inc. (as lessee and guarantor), SunTrust Banks, Inc. (as lessor); and SunTrust Bank (as agent and lease participant).

K.	Fifth Omnibus Amendment to Definitions Appendix A [Wisconsin] dated on or about December 27, 2006 among Fidelity National Information Services, Inc., successor to Certegy Inc. (as lessee and guarantor), SunTrust Banks, Inc. (as lessor); and SunTrust Bank (as agent and lease participant).

L.	Sixth Omnibus Amendment to Master Agreement, Lease and Definitions Appendix A [Wisconsin] dated on or about January 18, 2007 among Fidelity National Information Services, Inc., successor to Certegy Inc. (as lessee and guarantor), SunTrust Banks, Inc. (as lessor); and SunTrust Bank (as agent and lease participant).

M.	Seventh Omnibus Amendment to Definitions Appendix A [Wisconsin] dated on or about June 30, 2007 among Fidelity National Information Services, Inc., successor to Certegy Inc. (as lessee and guarantor), SunTrust Banks, Inc. (as lessor); and SunTrust Bank (as agent and lease participant)

N.	Eighth Omnibus Amendment to Master Agreement, Lease and Definitions Appendix A [Wisconsin] dated on or about the Amendment No. 1 Effective Date among Fidelity National Information Services, Inc., successor to Certegy Inc. (as lessee and guarantor), SunTrust Banks, Inc. (as lessor); and SunTrust Bank (as agent and lease participant).

O.	Subsidiary Guaranty Agreement dated as of February 1, 2006 (as amended) made by certain subsidiaries of Fidelity National Information Services, Inc.

P.	Amended and Restated Subsidiary Guaranty Agreement dated as of the Amendment No. 1 Effective Date (as amended) made by certain subsidiaries of Fidelity National Information Services, Inc.
Schedule 7.03

Q.	Guaranty Supplement for eFunds Corporation [Wisconsin] dated as of September 12, 2007 among each of the Subsidiaries party thereto (each such Subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) of Fidelity National Information Services, Inc. (formerly known as Certegy Inc.), a Georgia corporation (as lessee), SunTrust Banks, Inc. a Georgia corporation, as Lessor (as lessor), and SunTrust Bank, a Georgia banking corporation, as agent (as agent).

R.	The other “Operative Documents” as defined in the aforesaid Master Agreement.
5.	That certain Guaranty made in connection with the Brazil Joint Venture listed in Schedule 7.02.

6.	$20,000,000 Line of Credit dated November 21, 2003 between Fidelity National Capital, LLC (f.k.a. FNF Capital, LLC), as borrower, Bremer, as lender and Fidelity National Information Services, Inc. as guarantor.

7.	Lease Documentation related to the leasing of aircraft by Fidelity National Information Services, Inc. for Aircraft Lease (S/N 258568) dated as of December 13, 2002 among Banc of America Leasing & Capital, LLC (successor by merger to Fleet Capital Corporation), as lessor, and Fidelity National Financial, Inc. and Fidelity National Information Services, Inc., as co-lessees (successors in interest to Rocky Mountain Aviation, Inc.), as amended, supplemented and assigned thereafter.

8.	5 year term debt agreement dated October 27, 2006 between Fidelity National Capital, LLC (f.k.a. FNF Capital, LLC), as borrower and Fidelity National Financial, Inc, as lender. The outstanding balance as of June 30, 2007 was $12,978,378.37.

9.	$100,000 Line of Credit dated December 22, 2006 between Certegy Gaming Services, Inc. (f.k.a. Game Financial Corporation), as borrower, and National City Bank, as lender.

10.	Indebtedness associated with equipment loans and leases related to the liens therefor listed on Schedule 7.01.

11.	Note Purchase Agreement between eFunds Corporation and the purchasers set forth therein ($100,000,000 5.39% Senior Guaranteed Notes due September 30, 2012) dated as of September 30, 2005.

12.	Line of Credit for BRL 5,000,000 dated April 18, 2007 between Santander Banespa s/a (Brazil) and Fidelity Processadora e Servicos S/A
Schedule 7.03

13.	Capital Leases identified below:
Capital Leases1

Lessee	Lessor	Description of Goods	Date of Lease

Fidelity National Card Services Inc.	Pitney Bowes	2 asp Inserters	April 2003

Fidelity National Card Services Inc.	Pitney Bowes	3rd asp Inserter	January 2004

Fidelity National Card Services Inc.	OCE	1 Duplex Printer	March 2005

Fidelity National Card Services Inc.	OCE	1 Triplex Printer	April 2004

Fidelity National Card Services Inc.	CompServe	Tape Library	April 2005

WildCard Systems, Inc	Bank of America	Office Equipment	February 2005

WildCard Systems, Inc	Bank of America	Office Equipment	November 2004

WildCard Systems, Inc	Bank of America	Office Equipment	January 2005

WildCard Systems, Inc	Bank of America	Office Equipment	January 2005

WildCard Systems, Inc	Bank of America	Office Equipment	April 2005

eFunds Corporation	CSI, Inc.	CNT Connectivity Equipment (Channel Extenders)	August 2005

eFunds Corporation	CSI, Inc.	Avaya Phone System	July 2007

eFunds Corporation	Farnam Street Financial	Avaya Equipment	January 2004

eFunds Corporation	Farnam Street Financial	Avaya add on lease to schedule # 2	August 2004

Clear Commerce	GE Capital	Printer, Scanner, etc.	April 2003

[1]	Capital Leases total $9,258,931.26

Schedule 7.03

Lessee	Lessor	Description of Goods	Date of Lease

eFunds Corporation	GE Capital Corporation	Tandem CPU Upgrade to NS4	November 2006

eFunds Corporation	GE Capital Corporation	Tandem CPU Upgrade to PX2	October 2006

eFunds Corporation	GE Express Financial Solutions	Copier Lease from NCPS; A&A completed to eFunds Corporation; Assets transferred to Sunrise, FL Jul/Aug 2006	February 2004

eFunds Corporation	Gordon Flesch Company, Inc.	Copiers are MKE, New Berlin, Woodbury, Phoenix, Scottsdale	January 2005

eFunds Corporation	Hewlett-Packard Financial Svc Co.	DR project-NS2, hardware	September 2004

eFunds Corporation	Hewlett-Packard Financial Svc Co.	DR project-PX1, hardware	September 2004

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Add 2 CPUs to PX1	June 2005

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Add 2 CPUs to NS2	June 2005

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Upgrade 10 CPUs on NS2	August 2005

eFunds Corporation	Hewlett-Packard Financial Svc Co.	PX1	August 2005

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Miscellaneous Phoenix ServerNet Cluster Items — PX6	February 2004

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Miscellaneous New Berlin ServerNet Cluster Items — NS6	April 2005

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Upgrade 10 CPUs on PX2	June 2005

eFunds Corporation	Hewlett-Packard Financial Svc Co.	NS4	August 2005

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Add 2 CPU/Disk to PX6	April 2006

Schedule 7.03

Lessee	Lessor	Description of Goods	Date of Lease

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Add Disk to NS6	April 2006

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Add CPU to NS2	July 2006

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Add CPU to PX1	June 2006

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Itanium DEVL System	October 2006

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Itanium DEVL System (CPUs)	October 2006

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Add 2 S88000	August 2007

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Add 2 S88000	August 2007

eFunds Corporation	Hewlett-Packard Financial Svc Co.	Integrity DEV System	October 2007

eFunds Corporation	Hewlett-Packard Financial Svc Co.	N1 Integrity System — Blades and 3YR Term License	October 2007

eFunds Corporation	Hewlett-Packard Financial Svc Co.	N1 Integrity Frames	October 2007

eFunds Corporation	Hewlett-Packard Financial Svc Co.	P1 Integrity System — Blades and 3YR Term License	October 2007

eFunds Corporation	Hewlett-Packard Financial Svc Co.	P1 Integrity Frames	October 2007

eFunds Corporation	IBM Corporation	2086 A04 Z890 server	February 2005

eFunds Corporation	IBM Corporation	2086 A04 Z890 server	April 2005

eFunds Corporation	IBM Corporation	Memory upgrade to D00C25246	December 2005

eFunds Corporation	IBM Corporation	2086 A04 Z890 server	December 2006

eFunds Canada Corporation	Image Financial Services Inc.	New Canon imagerunner C2058 printer	September 2002

Schedule 7.03

Lessee	Lessor	Description of Goods	Date of Lease

Assigned from Oasis Technologies		IR600 Connected

IR550 S/A, IR550 Printer Board,

CLBP 460 Printer

Schedule 7.03

Schedule 7.08
TRANSACTIONS WITH AFFILIATES
     None.

Schedule 7.08

Schedule 7.09
EXISTING RESTRICTIONS
1.	Note Purchase Agreement between eFunds Corporation and the purchasers set forth therein ($100,000,000 5.39% Senior Guaranteed Notes due September 30, 2012) dated as of September 30, 2005.

Schedule 7.09

EXHIBIT L
PLEDGE AGREEMENT
Dated as of ______, 2007
among
The Grantors referred to herein,
as Grantors
and
JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

SCHEDULES:

Schedule I	—	Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule II	—	Pledged Equity
Schedule III	—	Collateral Description
EXHIBITS:

Exhibit A	—	Form of Pledge Agreement Supplement

PLEDGE AGREEMENT
     PLEDGE AGREEMENT (this “Agreement”) dated as of _____, 2007 among FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation (the “Company”), the other Persons listed on the signature pages hereof and the Additional Grantors (as hereinafter defined) (the Company, the Persons so listed and the Additional Grantors being, collectively, the “Grantors”), and JPMORGAN CHASE BANK, N.A., as collateral agent (in its capacity as collateral agent, together with any successor collateral agent, the “Collateral Agent”) for the Secured Parties.
PRELIMINARY STATEMENTS
     (1) The Company, certain subsidiaries of the Company (each, a “Designated Borrower” and, together with the Company, the “Borrowers” and, each, a “Borrower”) have entered into a Credit Agreement dated as of January 18, 2007 with the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender (as amended by Amendment No. 1 dated July 30, 2007 and effective as of the date hereof (“Amendment No. 1”) and as further amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     (2) Pursuant to the Credit Agreement (as amended by Amendment No. 1), the Grantors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined) to secure their respective Secured Obligations (as hereinafter defined).
     (3) It is a condition precedent to the effectiveness of Amendment No. 1 that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.
     (4) In order to grant such security interest to the Lenders, the Hedge Banks and the obligees of Cash Management Obligations (as defined below), the Grantors are required under the terms of the FNIS Notes Indenture to provide security on an equal and ratable basis to the holders of the FNIS Notes.
     (4) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents, the FNIS Notes Indenture, the Hedge Agreements and the instruments, agreements or other documents evidencing the Cash Management Obligations.
     (5) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement.

Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the “Uniform Commercial Code” as defined in the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and participate in Letters of Credit and the L/C Issuer to issue Letters of Credit under the Credit Agreement, to induce the Hedge Banks to enter into Hedge Agreements from time to time and to induce certain other Persons to provide treasury, depositary and cash management services to any Grantor from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:
     SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following property, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):
     (a) all Equity Interests from time to time acquired, owned or held directly by such Grantor in any manner (the “Pledged Equity”), including, without limitation, the Equity Interests directly held by each Grantor set forth opposite such Grantor’s name on and otherwise described on Schedule II, and the certificates, if any, representing any such Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests; provided that no Grantor shall be required to pledge, and the terms “Pledged Equity” and “Collateral” used in this Agreement shall not include:
     (A) Equity Interests entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (“Voting Foreign Stock”) in any Foreign Subsidiary acquired, owned or otherwise held by such Grantor except to the extent that, when aggregated with all of the other shares of Voting Foreign Stock in such Foreign Subsidiary pledged by the Grantors, such pledge would not result in more than 65% of the shares of Voting Foreign Stock in such Foreign Subsidiary being pledged to the Collateral Agent, on behalf of the Secured Parties under this Agreement (except to the extent such Equity Interests are pledged to support obligations under any Permitted Subordinated Indebtedness); provided further that all of the shares of stock or units or other Equity Interests in such Foreign Subsidiary other than Voting Foreign Stock shall be pledged by such Grantor;

2

     (B) Equity Interests of any Restricted Subsidiary which have been pledged to secure Indebtedness of such Grantor assumed in connection with a Permitted Acquisition that is secured by a Lien permitted by Section 7.01(p) of the Credit Agreement, but only for so long as such Lien is in effect;
     (C) in the case of a Grantor that is a Foreign Subsidiary, Equity Interests of any Foreign Subsidiary that are held directly by such Grantor (except to the extent such Equity Interests are pledged to support obligations under any Permitted Subordinated Indebtedness);
     (D) Equity Interests in any Joint Venture to the extent the grant of a security interest therein would constitute a violation of a valid and enforceable restriction pursuant to the constituent documents of such Joint Venture or any related shareholder agreement or similar agreement among the holders of Equity Interests in such Joint Venture, unless and until all required consents shall have been obtained; provided further that the limitation set forth in this clause (D) shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Equity Interests to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by the UCC;
     (E) Equity Interests of any Restricted Subsidiary if the Administrative Agent reasonably determines that the costs of obtaining the security interest in such Equity Interests are unreasonably excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby; or
     (F) so long as the eFunds Bonds remain outstanding, Equity Interests of any Subsidiary of eFunds; provided further that, within 30 days, or such longer period as the Administrative Agent may agree in its reasonable discretion, after all such bonds cease to be outstanding, such Equity Interests shall be required to be pledged pursuant to this Agreement; or
     (G) so long as the FNIS Notes remain outstanding, Equity Interests of any Subsidiary of the Company, to the extent that the grant of a security interest on the same would result in triggering additional financial reporting requirements under Rule 3-16 of Regulation S-X under the 1934 Act upon securing the FNIS Notes (as contemplated by the FNIS Notes Indenture, as in effect on the Amendment No. 1 Effective Date); provided further that, (1) within 30 days, or such longer period as the Administrative Agent may agree in its reasonable discretion, after

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all such notes cease to be outstanding or any such Person ceases to be so classified and restricted, such Equity Interests shall be required to be pledged pursuant to this Agreement and (2) if at any time any Equity Interests purported to be pledged under this Agreement would, if so pledged, result in triggering such additional financial reporting requirements, such pledge shall automatically be deemed to be void as to such Equity Interests (and, at the request of the Company, the Collateral Agent will confirm the same with respect to any such applicable Equity Interests); and
     (b) all Proceeds of the Pledged Equity.
     SECTION 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all (a) Obligations, (b) Secured Hedging Obligations (as defined in Section 15(a)), (c) Cash Management Obligations (as defined in Section 15(b)), and (d) FNIS Notes Obligations (as defined in Section 16), in each case of such Grantor now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”).
     SECTION 3. Delivery and Control of Pledged Equity. (a) All certificates representing or evidencing the Pledged Equity shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. During the continuation of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to (i) transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Equity, subject only to the revocable rights specified in Section 7(a), and (ii) exchange certificates or instruments representing or evidencing Pledged Equity for certificates or instruments of smaller or larger denominations.
     (b) During the continuation of an Event of Default, promptly upon the request of the Collateral Agent, with respect to any Pledged Equity in which any Grantor has any right, title or interest and that constitutes an Uncertificated Security, such Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such Security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such Security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent. During the continuation of an Event of Default and subject to Section 3(c), with respect to any Pledged Equity in which any Grantor has any right, title or interest and that is not an Uncertificated Security, promptly upon the request of the

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Collateral Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.
     SECTION 4. Representations and Warranties. Each Grantor represents and warrants as follows:
     (a) As of the Amendment No. 1 Effective Date, (i) such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto and (ii) such Grantor is located (within the meaning of Section 9-307 of the UCC) in the state or jurisdiction of its organization set forth in Schedule I hereto. As of the Amendment No. 1 Effective Date, the information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all material respects.
     (b) All Pledged Equity consisting of Certificated Securities has been or will be delivered to the Collateral Agent in accordance herewith.
     (c) Such Grantor is the legal and beneficial owner of the Pledged Equity of such Grantor free and clear of any Lien, except for the security interest created under this Agreement and Liens permitted under clauses (c), (d), (e), (h), (l), (m) and (p) of Section 7.01 of the Credit Agreement.
     (d) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and (except as otherwise provided by Law) non-assessable.
     (e) The Pledged Equity pledged by such Grantor constitutes, as of the Amendment No. 1 Effective Date, the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.
     (f) (i) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in all of the Collateral of each Grantor, securing the payment of the Secured Obligations of such Grantor; and (ii) upon the filing of a UCC financing statement in the UCC filing office in the jurisdiction set forth in Schedule I under the heading “Jurisdiction of Organization” with respect to such Grantor, naming such Grantor as the debtor and the Collateral Agent as the secured party and including the collateral description set forth in Schedule III, all actions necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement with respect to which a Lien may be perfected by filing pursuant to the UCC (all such Collateral, “Filing Collateral”) shall have been duly made or taken and be in full force and effect, and the Lien created under this Agreement in such Grantor’s Filing Collateral shall be perfected.
     SECTION 5. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the

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Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor; provided that in no event shall any Grantor be required to execute any foreign pledge agreement.
     (b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.
     SECTION 6. Post-Closing Changes. Each Grantor agrees to notify the Collateral Agent in writing (no later than the fifteenth day following the month in which such change occurred) of any change (i) in its legal name, (ii) in its type of organization or corporate structure, (iii) in its organizational identification number, if any, issued to it by the jurisdiction of its organization or (iv) in the jurisdiction of its organization. Each Grantor agrees to take all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.
     SECTION 7. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:
     (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Grantor or any part thereof for any purpose.
     (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Pledged Equity of such Grantor if and to the extent that the payment thereof (or retention by Grantor) is not otherwise prohibited by the terms of the Loan Documents; provided that any and all non cash dividends, interest and other distributions that would constitute Pledged Equity shall be and become part of the Collateral, and to the extent evidenced by certificates, shall be received in trust for the benefit of the Collateral Agent and be forthwith delivered (no later than the fifteenth day after the end of the month in which received by Grantor) to the Collateral Agent as Pledged Equity in the same form as so received (with any necessary endorsement).
     (iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of

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enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.
     (b) Upon the occurrence and during the continuance of an Event of Default:
     (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall, upon notice to such Grantor by the Collateral Agent, cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Equity such dividends, interest and other distributions.
     (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Pledged Equity in the same form as so received (with any necessary endorsement).
     SECTION 8. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and other Liens permitted under the Credit Agreement.
     (b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests in substitution for or with respect to the Pledged Equity issued by such issuer, except to such Grantor, and (ii) deliver no later than the fifteenth day following the month of its acquisition (directly) thereof, any and all certificates representing additional Pledged Equity in accordance with the first sentence of Section 3(a).
     SECTION 9. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney in fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during

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the continuance of an Event of Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
     (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
     (b) to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper, in connection with clause (a) above, and
     (c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.
     SECTION 10. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the reasonable out-of-pocket expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 13.
     SECTION 11. Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.
     SECTION 12. Remedies. If any Event of Default shall have occurred and be continuing:
     (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to

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it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of the Collateral and (B) exercise all other rights and remedies with respect to the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. The Collateral Agent shall give the applicable Grantors at least ten Business Days written notice (or such longer period as may be required by applicable Law) of the time and place of any public sale or the time after which any private sale is to be made and each Grantor agrees that such notice shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) Immediately upon the request of the Collateral Agent, all payments received by any Grantor under or in connection with the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).
     (c) If the Collateral Agent shall determine to exercise its right to sell all or any of the Pledged Equity of any Grantor pursuant to this Section 12, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Equity or any part thereof valid and binding and in compliance with applicable law.
     (d) The Collateral Agent is authorized, in connection with any sale of the Pledged Equity pursuant to this Section 12, to deliver or otherwise disclose to any prospective purchaser of the Pledged Equity: (i) any registration statement or

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prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Pledged Equity.
     (e) The Collateral Agent shall apply the proceeds of any sale or other disposition of all or any part of the Collateral in the following order of priorities:
     First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including, without limitation, Attorney Costs payable under Section 13 of this Agreement or Section 11.04 of the Credit Agreement) payable to the Collateral Agent and the Administrative Agent in their capacities as such;
     Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, the FNIS Trustee and the holders of FNIS Notes, ratably among them in proportion to the amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and FNIS Notes, ratably among the Lenders and/or other holders thereof in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of (i) that portion of the Secured Obligations constituting unpaid principal of the Loans and L/C Borrowings, (ii) Secured Hedging Obligations, (iii) the Cash Management Obligations, and (iv) that portion of the Secured Obligations constituting unpaid principal of FNIS Notes, ratably among the Lenders and/or other holders thereof in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
     Sixth, to the payment of all other Secured Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
     Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Company or as otherwise required by Law.
     SECTION 13. Indemnity and Expenses. (a) Each Grantor shall indemnify and hold harmless each Secured Party and their respective Affiliates,

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directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, Attorney Costs (which shall be limited to one (1) counsel to the Secured Parties (exclusive of one local counsel in each relevant jurisdiction), unless (x) the interests of the Collateral Agent and the other Secured Parties are sufficiently divergent, in which case one (1) additional counsel may be appointed and (y) if the interests of any Secured Party or group of Secured Parties (other than all of the Secured Parties) are distinctly or disproportionately affected, one (1) additional counsel for such Secured Party or group of Secured Parties)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (1) the execution, delivery, enforcement, performance or administration of this Agreement or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or the consummation of the transactions contemplated hereby, (2) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Grantor, or any Environmental Liability related in any way to any Grantor, or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including, without limitation, any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) have resulted from the gross negligence or willful misconduct of such Indemnitee or breach of the Loan Documents by such Indemnitee or (y) arise from claims of any of the Secured Parties solely against one or more Secured Parties that have not resulted from any misrepresentation, default or the breach of any Loan Document or any actual or alleged performance or non-performance by a Grantor, Borrower or one of their Subsidiaries or other Affiliates or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 13 shall be paid promptly after receipt by the relevant Grantor of an invoice in reasonable detail. The agreements in this Section 13 shall survive the resignation of the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments, the

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repayment, satisfaction or discharge of all the other Obligations, the termination of the security interests created hereunder and the release of the Liens created hereunder on all or any portion of the Collateral.
     (b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and expenses of its counsel (which shall be limited to one (1) counsel (exclusive of one local counsel in each relevant jurisdiction)) and of any experts and agents, that the Collateral Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor or (ii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder.
     SECTION 14. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Grantor to which such amendment or waiver is to apply and the Collateral Agent (with the consent of the requisite number of Lenders specified in the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
     (b) Upon the execution and delivery, or authentication, by any Person of a pledge agreement supplement in substantially the form of Exhibit A hereto (each a “Pledge Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I through III attached to each Pledge Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I through III, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Pledge Agreement Supplement.
     SECTION 15. Additional Secured Obligations. (a) The Company may from time to time designate any of its or any other Grantor’s obligations under any Hedge Agreement as Secured Obligations for the purposes hereof by delivering to the Collateral Agent a certificate signed by a Responsible Officer that (i) identifies such Hedge Agreement, specifying the names and address of the

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other party thereto, the notional principal amount thereof and the expiration date thereof and (ii) states that the Company’s or such Grantor’s obligations thereunder are designated as a Secured Obligation for the purpose hereof (the obligations in respect of any such designated Hedge Agreement, “Secured Hedging Obligations”).
     (b) The Company may from time to time designate any of its or any other Grantor’s obligations with respect to any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds provided by a Lender or an Affiliate thereof as Secured Obligations for the purpose hereof by delivering to the Collateral Agent a certificate signed by a Responsible Officer that (i) specifies the name and address of the Person to which such obligations are owed and (ii) states that such obligations are designated as Secured Obligations for the purpose hereof (such designated obligations, “Cash Management Obligations”).
     SECTION 16. FNIS Notes Ratable Obligations.
     (a) This Agreement is intended (i) to cause the Collateral to secure the FNIS Notes Obligations equally and ratably with all other Secured Obligations to the extent (but only to the extent) required by the FNIS Notes Indenture and shall be construed and enforced to give effect to such intention.
     (b) In making the allocations required by Section 12(e) among the Secured Parties, the Collateral Agent may conclusively rely upon information supplied by the Company or any Lender as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations and information supplied by the FNIS Notes Trustee (as hereinafter defined) as to the amounts of unpaid FNIS Notes Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Loan Party from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to Section 12(e) to the Secured Parties shall be (subject to any decree of any court of competent jurisdiction) final, absent manifest error, and the Collateral Agent shall have no duty to inquire as to the application by the FNIS Notes Trustee of any amounts distributed to it for distribution to the FNIS Noteholders (as hereinafter defined).
     (c) The Collateral Agent shall make all payments and distributions that are to be made by it hereunder on account of the FNIS Notes to the FNIS Notes Trustee for redistribution to the FNIS Noteholders.
     (d) On or prior to the Amendment No. 1 Effective Date, the Company shall deliver to the Collateral Agent a true and complete copy of the FNIS Notes Indenture and all other instruments governing any of the FNIS Notes, including all amendments thereto entered into on or prior to the Amendment No.1 Effective

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Date. The Company shall also deliver to the Collateral Agent, promptly upon the execution thereof, a true and complete copy of any amendment, modification or supplement to any such indenture or instrument entered into after the Amendment No.1 Effective Date.
     (e) The Company shall deliver to the Collateral Agent from time to time after the date hereof upon request of the Collateral Agent a list setting forth as of a date not more than 30 days prior to the date of such delivery, (i) the aggregate unpaid amount of the FNIS Notes Obligations outstanding as of such date and (ii) the name and address of the FNIS Notes Trustee. In addition, the Company will promptly notify the Collateral Agent of each change in the identity of the FNIS Notes Trustee. Promptly following the Amendment No.1 Effective Date, the Company will request the FNIS Notes Trustee to deliver to the Collateral Agent the names of the officers authorized to give directions hereunder on its behalf. The Company will also request that the FNIS Notes Trustee notify the Collateral Agent of any change of the officers authorized to give directions hereunder on its behalf prior to the date of any such change. If the Collateral Agent does not receive the names of the officers of the FNIS Notes Trustee authorized to give directions hereunder on behalf of the FNIS Notes Trustee, the Collateral Agent may rely on any person purporting to be authorized to give directions hereunder on behalf of the FNIS Notes Trustee. If the Collateral Agent is not informed of changes of the officers of the FNIS Notes Trustee authorized to give directions hereunder on its behalf, the Collateral Agent may rely on the information with respect to the FNIS Notes Trustee previously provided to the Collateral Agent.
     For purposes of this Agreement, the following terms shall have the following meanings:
     “FNIS Notes Indenture” means the Indenture dated as of September 10, 2003, between the Company and the FNIS Notes Trustee, as amended, supplemented or otherwise modified on or prior to the Amendment No.1 Effective Date.
     “FNIS Notes Obligations” means at any time the obligations at such time in respect of the FNIS Notes under the FNIS Notes Indenture to the extent that such obligations are required under the FNIS Notes Indenture to be equally and ratably secured with the other Secured Obligations.
     “FNIS Notes Trustee” means U.S. Bank, in its capacity as trustee under the FNIS Notes Indenture (or any successor trustee in any such capacity).
     SECTION 17. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Grantor, addressed to it in care of the Company at the Company’s address specified in

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Section 11.02 of the Credit Agreement, and if to the Collateral Agent, at its address specified in Section 11.02 of the Credit Agreement. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 11.02 of the Credit Agreement. Delivery by telecopier or electronic mail of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Pledge Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.
     SECTION 18. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations (other than Obligations with respect to contingent indemnification obligations, FNIS Notes Obligations, Secured Hedging Obligations and Cash Management Obligations not yet due and payable) and the termination of the Commitments and (ii) the termination or expiration of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their permitted respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 11.07 of the Credit Agreement.
     SECTION 19. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in accordance with, the terms of the Loan Documents to any Person other than a Loan Party or upon the effectiveness of any consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.11 of the Credit Agreement, the Lien created under this Agreement on such Collateral (but not on any Proceeds thereof) shall automatically terminate; provided that, with respect to any Collateral that is also subject to any Lien securing any Permitted Subordinated Indebtedness, the Lien created under this Agreement shall not terminate unless the Lien securing such Permitted Subordinated Indebtedness is (or is simultaneously) terminated. Upon the release of any Grantor (other than a Borrower) from its Guaranty, if any, in accordance with the terms of the Loan Documents, the Lien created under this Agreement on the Collateral of such Grantor shall automatically terminate and such Grantor shall automatically be released from its obligations hereunder. The Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence any release of the Lien created under this Agreement on any Collateral pursuant to this Section 19(a); provided that such Grantor shall have delivered to the Collateral Agent a written request

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therefor describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may request. The Collateral Agent shall be authorized to rely on any such certificate without independent investigation.
     (b) Upon the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations, FNIS Notes Obligations, Secured Hedging Obligations and Cash Management Obligations not yet due and payable) and the termination of the Commitments and (ii) the termination or expiration of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, the Lien on all Collateral created under this Agreement shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
     (c) If not already terminated pursuant to the other provisions of Section 19 hereof, the Liens granted hereunder to secure the FNIS Notes Obligations shall terminate with respect to any series of FNIS Notes at such time as the Liens granted hereunder to secure the other Secured Obligations are no longer subject to the requirement under the FNIS Notes Indenture to equally and ratably secure such FNIS Notes Obligations, whether as a result of the repayment in full of such series of FNIS Notes or otherwise. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
     SECTION 20. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Agreement.
     SECTION 21. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF

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AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
     (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.
     SECTION 22. Severability. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (b) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.
[The remainder of this page is intentionally blank.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

FIDELITY NATIONAL INFORMATION SERVICES, INC. [NAMES OF SUBSIDIARY GUARANTORS]
Each By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent
By:
Name:
Title:

Schedule I to the
Pledge Agreement
TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND
ORGANIZATIONAL IDENTIFICATION NUMBER

	Type of	Jurisdiction of	Organizational
Grantor	Organization	Organization	I.D. No.

Schedule II to the
Pledge Agreement
PLEDGED EQUITY

Percentage
		Class of				of
		Equity	Par Value (if	Certificate	Number	Outstanding
Grantor	Issuer	Interest	applicable)	No(s)	of Shares	Shares

Schedule III to the
Pledge Agreement
COLLATERAL DESCRIPTION
The collateral covered by this financing statement includes all of Debtor’s right, title and interest in and to all of the assets of the Debtor described below, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):
(a) All Equity Interests from time to time acquired, owned or held directly by such Grantor in any manner (the “Pledged Equity”) and the certificates, if any, representing any such Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests; provided that no Grantor shall be required to pledge, and the terms “Pledged Equity” and “Collateral” used in this Agreement shall not include:
     (A) Equity Interests entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (“Voting Foreign Stock”) in any Foreign Subsidiary acquired, owned or otherwise held by such Grantor except to the extent that, when aggregated with all of the other shares of Voting Foreign Stock in such Foreign Subsidiary pledged by the Grantors, such pledge would not result in more than 65% of the shares of Voting Foreign Stock in such Foreign Subsidiary being pledged to the Collateral Agent, on behalf of the Secured Parties under this Agreement (except to the extent such Equity Interests are pledged to support obligations under any Permitted Subordinated Indebtedness); provided further that all of the shares of stock or units or other Equity Interests in such Foreign Subsidiary other than Voting Foreign Stock shall be pledged by such Grantor;
     (B) Equity Interests of any Restricted Subsidiary which have been pledged to secure Indebtedness of such Grantor assumed in connection with a Permitted Acquisition that is secured by a Lien permitted by Section 7.01(p) of the Credit Agreement, but only for so long as such Lien is in effect;
     (C) in the case of a Grantor that is a Foreign Subsidiary, Equity Interests of any Foreign Subsidiary that are held directly by such Grantor (except to the extent such Equity

Interests are pledged to support obligations under any Permitted Subordinated Indebtedness);
     (D) Equity Interests in any Joint Venture to the extent the grant of a security interest therein would constitute a violation of a valid and enforceable restriction pursuant to the constituent documents of such Joint Venture or any related shareholder or like agreement, unless and until all required consents shall have been obtained; provided further that the limitation set forth in this clause (D) shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Equity Interests to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by the UCC;
     (E) Equity Interests of any Restricted Subsidiary if the Administrative Agent reasonably determines that the costs of obtaining the security interest in such Equity Interests are unreasonably excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby; or
     (F) so long as the eFunds Bonds remain outstanding, Equity Interests of any Subsidiary of eFunds; provided further that, within 30 days, or such longer period as the Administrative Agent may agree in its reasonable discretion, after all such bonds cease to be outstanding, such Equity Interests shall be required to be pledged pursuant to this Agreement; or
     (G) (i) so long as the FNIS Notes remain outstanding, Equity Interests of any Subsidiary of the Company, to the extent that the grant of a security interest on the same would result in triggering additional financial reporting requirements under Rule 3-16 of Regulation S-X under the 1934 Act upon securing the FNIS Notes (as contemplated by the FNIS Notes Indenture, as in effect on the Amendment No. 1 Effective Date); provided further that, within 30 days, or such longer period as the Administrative Agent may agree in its reasonable discretion, after all such notes cease to be outstanding or any such Person ceases to be so classified and restricted, such Equity Interests shall be required to be pledged pursuant to this Agreement and (ii) if at any time any Equity Interests purported to be pledged under this Agreement would, if so pledged, result in triggering such additional financial reporting requirements, such pledge shall automatically be deemed to be void as to such Equity Interests (and, at the request of the Company, the Collateral Agent will confirm the same with respect to any such applicable Equity Interests); and

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(b) all Proceeds of the Pledged Equity.

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Exhibit A to the
Pledge Agreement
FORM OF PLEDGE AGREEMENT SUPPLEMENT
[Date of Pledge Agreement Supplement]
JPMorgan Chase Bank, N.A.,
as the Collateral Agent for the
Secured Parties referred to in the
Credit Agreement referred to below
Ladies and Gentlemen:
     Reference is made to (i) the Credit Agreement dated as of January 18, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), certain subsidiaries of the Company (each, a “Designated Borrower” and, together with the Company, the “Borrowers” and, each, a “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Collateral Agent”), Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender and (ii) the Pledge Agreement dated as of _____, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) made by the Grantors from time to time party thereto in favor of the Collateral Agent for the Secured Parties. Terms defined in the Credit Agreement or the Pledge Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Pledge Agreement.
     Section 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Pledge Agreement.
     Section 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Pledge Agreement Supplement and the Pledge Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

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     Section 3. Supplements to Pledge Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through III to Schedules I through III, respectively, to the Pledge Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Pledge Agreement and are complete and correct in all material respects.
     Section 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Pledge Agreement (as supplemented by the attached supplemental schedules) as of the date hereof.
     Section 5. Obligations Under the Pledge Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Pledge Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of and after the date first above written, that each reference in the Pledge Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.
     Section 6. GOVERNING LAW. THIS SECURITY AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Very truly yours, [NAME OF ADDITIONAL GRANTOR]
By:
Title:
Address for Notices:

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